Public Accounts

2002-03

Volume 1
Main Financial Statements

To Her Honour
The Honourable Lynda Haverstock

Lieutenant Governor of the Province of Saskatchewan

May It Please Your Honour:

The undersigned has the honour to submit herewith the main financial statements of the Government of the Province of Saskatchewan for the fiscal year ended March 31, 2003.

Respectfully submitted,

Jim Melenchuk
Minister of Finance

Regina, Saskatchewan
June 2003

The Honourable Jim Melenchuk
Minister of Finance

We have the honour of presenting herewith the main financial statements of the Government of the Province of Saskatchewan for the fiscal year ended March 31, 2003.

Respectfully submitted,

Ron Styles	Terry Paton
Deputy Minister of Finance	Provincial Comptroller

Regina, Saskatchewan
June 2003

Introduction to the Public Accounts

The 2002-03 Public Accounts of the Government of Saskatchewan are organized into two reports:

Volume 1 contains the General Revenue Fund Financial Statements and the Summary Financial Statements. These are the main financial statements of the Government of Saskatchewan. It also contains information on the Fiscal Stabilization Fund.

The General Revenue Fund Financial Statements account for the financial transactions of the General Revenue Fund and the Province of Saskatchewan Sinking Funds. All public money is paid into the General Revenue Fund except where the Legislative Assembly has directed otherwise. The General Revenue Fund is available for appropriation for the public services of Saskatchewan.

The Summary Financial Statements consolidate the financial transactions of the General Revenue Fund, Crown corporations, agencies, boards and commissions. These consolidated statements provide a full accounting of the financial affairs and resources of all entities for which the Government is responsible.

The Fiscal Stabilization Fund was established April 1, 2000. Its purpose is to stabilize the fiscal position of the Government from year to year and to facilitate the accomplishment of long term objectives.

Volume 1 also contains detailed information on public issue debentures and debentures issued to the Minister of Finance of Canada.

Volume 2 contains the following:

  details on the revenue and expenditure of the General Revenue Fund; and
  other information including financial information on the assets, liabilities and residual balances of superannuation and trust funds administered by the Government, and a listing of remissions of taxes and fees.

Internet Address

The Public Accounts are available on the Internet at: http://www.gov.sk.ca/finance

Sources of Additional Information

Financial Statements Compendium

This is a two volume report comprised of the financial statements of various government boards, agencies, commissions, superannuation funds, special purpose funds and institutions, as well as Crown corporations which are accountable to the Treasury Board.

Annual Reports of Saskatchewan Crown Corporations

This is a compendium of the financial reports of Crown corporations that are accountable to the Crown Investments Corporation.

Budget Address

The Government of Saskatchewan presents a budget each year, usually early in the spring. At this time, a document containing the Budget Address and budget papers is tabled.

Saskatchewan Estimates

The Government’s spending estimates for the year commencing April 1 are presented to the members of the Legislative Assembly following presentation of the Budget Address by the Minister of Finance. The Estimates outline the detailed estimates of revenue, expenditure, loans, advances, and investments to the Legislative Assembly for approval in the form of The Appropriation Act.

Province of Saskatchewan Interim Financial Reports

Updates on the General Revenue Fund’s revenue, expenditure, surplus, and debt also provided in financial reports prepared after the first quarter, at mid-year and after the third quarter.

Financial Reporting Structure

Legislative Assembly
Crown Corporations Committee
Cabinet
Public Accounts Committee
Crown Investments Corporation Board
Treasury Board
Crown Investments Corporation (CIC)
GENERAL REVENUE FUND
Departments
CIC Crown Corporations 1
Treasury Board Crown Corporations 2
Agencies Boards and Commissions
SUMMARY FINANCIAL STATEMENTS
Financial Control and Reporting
Financial Reporting

1 Examples of CIC Crown corporations are: SaskEnergy, SaskPower, SaskTel, SGI, and STC.

2 Examples of Treasury Board Crown corporations are: Agricultural Credit Corporation of Saskatchewan, Saskatchewan Liquor and Gaming Authority, Saskatchewan Crop Insurance Corporation and Saskatchewan Property Management Corporation.

General Revenue Fund

Financial Statements

Responsibility for General Revenue Fund Financial Statements

The Government is responsible for the General Revenue Fund Financial Statements. The Government maintains a system of accounting and administrative controls to ensure that accurate and reliable financial statements are prepared and to get reasonable assurance that transactions are authorized, assets are safeguarded, and financial records are maintained.

The Provincial Comptroller prepares these statements following the Government’s stated accounting policies and using the Government’s best estimates and judgement when appropriate.

The Provincial Auditor expresses an independent opinion on these statements. His report, stating the scope of his audit and opinion, appears on the following page.

Treasury Board approves the General Revenue Fund Financial Statements. The Minister of Finance tables the statements in the Legislative Assembly as part of the Public Accounts. The Legislative Assembly refers the Public Accounts to the Standing Committee on Public Accounts for review.

On behalf of the Government of the Province of Saskatchewan.

Jim Melenchuk
Minister of Finance

Ron Styles
Deputy Minister of Finance

Terry Paton
Provincial Comptroller

Regina, Saskatchewan
June 2003

Auditor’s Report

To the Members of the Legislative Assembly
of Saskatchewan

These financial statements report transactions and events of the General Revenue Fund only. Significant financial activities of the Government occur outside this Fund. Therefore, readers should not use the General Revenue Fund’s financial statements to understand and assess the Government’s management of public financial affairs and resources as a whole.

Volume 1 of the Public Accounts includes a more complete set of financial statements. Those statements are called the Summary Financial Statements of the Government of Saskatchewan. Their purpose is to report the full nature and extent of the financial affairs and resources for which the Government is responsible. Please refer to those summary statements to understand and assess the Government’s management of public financial affairs and resources as a whole.

I have audited the statement of financial assets, liabilities, and accumulated deficit of the General Revenue Fund as at March 31, 2003 and the statements of revenue, expenditure, and accumulated deficit and cash flow for the year then ended. These financial statements are the responsibility of Treasury Board. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with Canadian generally accepted auditing standards. Those standards require that I plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

Reservations

  The Government records transactions between the General Revenue Fund and the Fiscal Stabilization Fund as revenues or expenditures of the General Revenue Fund. The substance of the transactions between the General Revenue Fund and the Fiscal Stabilization Fund are that amounts owed by the General Revenue Fund to the Fiscal Stabilization Fund must be repaid to the General Revenue Fund by the Fiscal Stabilization Fund. Canadian generally accepted accounting principles for the public sector do not allow the General Revenue Fund to record changes in the amounts due to the Fiscal Stabilization Fund as revenues or expenditures of the General Revenue Fund.

  In 2003, the financial statements show a liability of $577 million owed to the Fiscal Stabilization Fund and an expenditure of $82 million to the Fiscal Stabilization Fund. It is not appropriate to record the $82 million as an expenditure because the Fiscal Stabilization Fund must return the $82 million to the General Revenue Fund. In my opinion, instead of recording an expenditure of $82 million, the financial statements should record an asset of $577 million owed to the General Revenue Fund from the Fiscal Stabilization Fund. Had the transaction been properly recorded, financial assets as at March 31, 2003, would increase by $577 million and the accumulated deficit would decrease by $577 million. Also, expenditure would decrease by $82 million and the surplus for the year would increase by $82 million.

  In 2002, the financial statements show a liability of $495 million owed to the Fiscal Stabilization Fund and revenue of $280 million from the Fiscal Stabilization Fund. It is not appropriate to record the $280 million as revenue because it is not revenue earned by the General Revenue Fund but is the reduction in the amount owed to the Fiscal Stabilization Fund by the General Revenue Fund. In my opinion, instead of recording revenue of $280 million, the financial statements should show an asset of $495 million owed to the General Revenue Fund from the Fiscal Stabilization Fund. Had the transaction been properly recorded, financial assets as at March 31, 2002, would increase by $495 million and the accumulated deficit would decrease by $495 million. Also, revenue from the Fiscal Stabilization Fund would decrease by $280 million and the surplus for the year would decrease by $280 million.

  Loans receivable from Crown corporations include $58 million that can only be repaid if the Government provides the Crown corporations with the money to repay the loans. Canadian generally accepted accounting principles for the public sector require that such transactions be recorded as expenditures and not as loans receivable. Had the transactions been properly recorded, loans receivable from Crown corporations as at March 31, 2003, would decrease by $58 million and the accumulated deficit would increase by $58 million. Also, expenditure would increase by $58 million and the surplus for the year would decrease by $58 million.

  The General Revenue Fund is responsible for the liabilities of several pension plans. Note 7 states that the pension liabilities are not recorded in these financial statements. Canadian generally accepted accounting principles for the public sector require that the pension liabilities should be recorded in the financial statements. Had pension liabilities been recorded, liabilities and accumulated deficit as at March 31, 2003, would increase by $3,976 million (2002 — $3,952 million) and expenditure would increase by $24 million (2002 — $39 million) and surplus for the year would decrease by $24 million (2002 — $39 million).

Opinion

In my opinion, except for the effects of recording changes in the amounts due to the Fiscal Stabilization Fund as revenues or expenditures of the General Revenue Fund, the recording of loans receivable instead of expenditures when the Government has to provide the money to repay the loans receivable, and the failure to record pension liabilities as described in the preceding paragraphs, these financial statements present fairly, in all material respects, the financial position of the General Revenue Fund as at March 31, 2003 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles for the public sector.

Regina, Saskatchewan	Fred Wendel, CMA, CA
June 6, 2003	Provincial Auditor

General Revenue Fund

Statement of Financial Assets, Liabilities, and Accumulated Deficit

As at March 31, 2003

	(thousands of dollars)
Schedule	2003	2002
Financial Assets
Cash and temporary investments (note 3)	$353,002	$130,194
Prepaid expenditures	3,257	3,131
1 Accounts receivable	531,274	479,403
Agricultural land held for resale (note 4)	109,960	111,370
Deferred charges	48,447	47,290
Deferred foreign exchange loss	136,689	227,577
2 Loans to Crown corporations	3,626,777	3,608,190
3 Other loans	121,632	101,322
Equity investment in Crown Investments Corporation of Saskatchewan	1,181,152	1,242,452
Total Financial Assets	6,112,190	5,950,929
Liabilities
4 Accounts payable and accrued liabilities	833,325	651,106
5 Deposits held	779,984	1,064,992
Unearned revenue	59,579	74,503
6,7,8 Debt	11,448,203	11,170,089
Total Liabilities	13,121,091	12,960,690
Accumulated Deficit	$(7,008,901)	$(7,009,761)

(See accompanying notes)
         Tangible capital assets (note 5)
         Pension liabilities, contingencies, and commitments (notes 7, 11, 12)
    9   Guaranteed debt

General Revenue Fund

Statement of Revenue, Expenditure, and Accumulated Deficit

For the Year Ended March 31, 2003

		(thousands of dollars)
Schedule	Budget 2003	Actual 2003	Actual 2002
Revenue
10 Taxation	$3,057,500	$3,368,100	$3,022,179
10 Non-renewable resources	710,800	1,243,649	903,044
10 Transfers from Government entities	705,600	692,491	561,337
10 Other own-source revenue	319,000	351,645	335,428
10 Transfers from the federal government	1,301,400	800,820	1,237,086
Total Revenue	6,094,300	6,456,705	6,059,074
Operating Expenditure
Executive Branch of Government
Agriculture, Food and Rural Revitalization	291,665	311,970	400,420
Centenary Fund	29,500	24,451	29,919
Corrections and Public Safety	108,543	116,369	--
Culture, Youth and Recreation	42,888	43,472	23,346
Economic and Co-operative Development	--	--	70,144
Education	--	--	621,082
Energy and Mines	--	--	29,924
Environment	130,876	180,324	137,428
- Forest Fire Contingency Fund	--	--	40,000
Executive Council	7,436	7,071	7,462
Finance	227,285	222,470	211,501
Government Relations and Aboriginal Affairs	173,600	176,006	--
Health	2,342,416	2,342,835	2,199,753
Highways and Transportation	292,900	294,492	309,306
Industry and Resources	87,107	91,561	--
Intergovernmental and Aboriginal Affairs	--	--	51,928
Justice	184,206	184,284	237,086
Labour	13,834	13,771	13,117
Learning	1,074,574	1,085,613	--
Municipal Affairs and Housing	--	--	170,550
Post-Secondary Education and Skills Training	--	--	508,942
Public Service Commission	8,614	8,554	8,945
Rural Revitalization Office	--	--	597
Saskatchewan Municipal Board	--	--	956
Saskatchewan Property Management Corporation	21,613	21,833	24,502
Saskatchewan Research Council	--	--	8,306
Saskatchewan Water Corporation	7,747	3,016	8,722
Social Services	614,314	607,099	579,956
Women's Secretariat	--	--	1,178
Legislative Branch of Government
Chief Electoral Officer	811	1,207	841
Conflict of Interest Commissioner	122	99	91
Information and Privacy Commissioner	105	121	84
Legislative Assembly	17,721	17,455	17,239
Ombudsman and Children's Advocate	2,651	2,651	2,704
Provincial Auditor	5,727	5,727	5,136
Total Operating Expenditure (note 10)	5,686,255	5,762,451	5,721,165
Operating Surplus	408,045	694,254	337,909
Finance - Servicing the Debt (note 9)	(633,000)	(611,394)	(616,811)
Transfer (to) from the Fiscal Stabilization Fund	225,000	(82,000)	280,000
Surplus for the Year	45	860	1,098
Accumulated deficit, beginning of year	(7,009,761)	(7,009,761)	(7,010,859)
Accumulated Deficit, End of Year (note 8)	$(7,009,716)	$(7,008,901)	$(7,009,761)

(See accompanying notes)

General Revenue Fund
Statement of Cash Flow

For the Year Ended March 31, 2003

	(thousands of dollars)
Schedule	2003	2002
Operating Activities
Surplus for the year	$860	$1,098
Add (deduct) non-cash items
Amortization of foreign exchange gains and losses	9,771	17,196
11 Loss (gain) on loans and investments	2,262	(296)
12 Net change in non-cash operating activities	114,141	(126,884)
Earnings retained in sinking funds	(50,827)	(35,216)
Cash Provided by (Used for) Operating Activities	76,207	(144,102)
Investing Activities
13 Loan Advances	(429,518)	(420,525)
13 Loan Repayments	416,911	296,017
13 Sinking funds' contributions received from Crown corporations	24,459	23,364
13 Contributions made to sinking funds	(81,925)	(82,041)
13 Other	62,551	121,223
Cash Used for Investing Activities	(7,522)	(61,962)
Financing Activities
Proceeds from debt	843,782	1,329,476
Repayment of debt	(404,651)	(1,028,393)
Decrease in deposits held	(285,008)	(326,153)
Cash Provided by (Used for) Financing Activities	154,123	(25,070)
Increase (Decrease) in Cash and Temporary Investments	222,808	(231,134)
Cash and temporary investments, beginning of year	130,194	361,328
Cash and Temporary Investments, End of Year	$353,002	$130,194

(See accompanying notes)

General Revenue Fund

Notes to the Financial Statements

For the Year Ended March 31, 2003

1. Significant Accounting Policies

These financial statements are prepared in accordance with the generally accepted accounting principles for senior governments as recommended by the Public Sector Accounting Board of the Canadian Institute of Chartered Accountants, with the following exceptions:

  transfers to and from the Fiscal Stabilization Fund are included in the determination of surplus for the year; and
  pension liabilities are not recorded in the financial statements. The General Revenue Fund accounts for defined benefit pension obligations on a cash basis.

The significant accounting policies are summarized below.

a) Reporting entity

The General Revenue Fund is the general fund which receives all revenues unless otherwise specified by law. Spending from the General Revenue Fund is appropriated by the Legislative Assembly.

Other government entities such as special purpose funds, Crown corporations, and other agencies, report separately in other financial statements. Only financial transactions to or from these other entities are included in the General Revenue Fund. The net expenditures/recoveries for revolving funds’ operations are charged to expenditure.

The Government’s summary financial statements which include the financial activities of the General Revenue Fund and other government entities are provided separately.

b) Basis of accounting

The accrual basis of accounting is used and specifically expressed as follows:

Revenue

Except for corporate and personal income taxes which are recorded when received from the federal government, revenues are recorded on the accrual basis.

Government transfers are recognized as revenue in the period during which the transfer is authorized and any eligibility criteria are met.

Expenditure

Expenditures are recorded on the accrual basis, except for defined benefit pension plan costs which are recorded on the cash basis, and include the cost of tangible capital assets and inventories received during the year.

Government transfers are recognized as expenditures in the period during which the transfer is authorized and any eligibility criteria are met.

Assets

Financial assets are those assets on hand at the end of an accounting period which could provide resources to discharge existing liabilities or finance future operations.

Temporary investments are recorded at the lower of cost or market.

Agricultural land held for resale is valued at the lower of cost or net realizable value, on an aggregate basis.

Deferred charges include issue costs and net discounts or premiums incurred on the issue of long-term debt. They are recorded at cost and amortized on a straight line basis over the remaining life of the debt issue.

Deferred foreign exchange loss includes unrealized foreign exchange gains and losses resulting from conversion of debt and sinking funds’ investments, held for general government purposes in a foreign currency, to the Canadian dollar equivalent at March 31. Unrealized foreign exchange gains and losses are amortized on a straight line basis over the remaining life of the debt issue. Realized foreign exchange gains or losses, resulting from transactions for general government purposes, are included in servicing the debt.

Loans to Crown corporations and Other loansgenerally have fixed repayment terms and are interest bearing. Short-term loans to Crown corporations are recorded at par; all other loans are recorded at cost. Interest received on these loans is netted against interest paid on money borrowed for these loans.

Equity investment in Crown Investments Corporation of Saskatchewan is an advance to the corporation to form its equity capitalization and is recorded at cost.

Where there has been a loss in value that is other than a temporary decline, loans and equity investments are written down to recognize the loss.

Tangible capital assets andinventories, except for agricultural land held for resale, are recorded as an expenditure in the period acquired.

Liabilities

Reported liabilities include obligations to outside organizations and individuals as a result of transactions and events occurring prior to year end. They consist of financial obligations to repay borrowings and to pay for goods and services acquired prior to year end, and revenue, where goods or services will be delivered in the future.

Unearned revenue consists mainly of revenue for Crown mineral leases and motor vehicle fees that will be earned in a subsequent fiscal year.

Debt is issued for general government purposes and for Crown corporations. All debt is recorded at par.

Premiums, discounts, and issue costs incurred on debt issued for general government purposes are recorded as deferred charges and amortized on a straight line basis over the remaining life of the debt issue.

Certain debenture issues require contributions to a sinking fund. These obligations are recorded at principal less sinking fund balances where applicable. The General Revenue Fund is reimbursed by Crown corporations for all sinking fund contributions made on debt incurred on their behalf. Premiums and discounts on long-term investments within the sinking fund are amortized by the type of security on a constant yield basis.

Debt issues and sinking funds’ investments held in foreign currencies are converted to the Canadian dollar equivalent at the exchange rate in effect at March 31.

Interest, discounts, premiums and commissions on money borrowed for Crown corporations and others are netted against reimbursements by these entities.

Guaranteed debt includes guarantees by the Minister of Finance, made through specific agreements or legislation, to repay promissory notes, bank loans, lines of credit, mortgages and other securities. Loss provisions on guaranteed debt are recorded when it is likely that a loss will occur. The amount of the loss provision represents the best estimate of future payments less recoveries. The loss provision is recorded as a liability and an expenditure in the year determined and is adjusted as necessary to ensure it equals the expected payout of the guarantee.

2. Measurement Uncertainty

Uncertainty in the determination of the amount at which an item is recognized in financial statements is known as measurement uncertainty. Such uncertainty exists when there is a variance between the recognized amount and another reasonably possible amount.

Measurement uncertainty exists in these financial statements in the accrual of non-renewable resource royalties, and the federal government’s Equalization and the Canada Health and Social Transfer. The uncertainty arises from factors such as price and production sensitivities in the royalty structures, and the effect on transfers from the federal government of changes in economic and demographic conditions in the Province and the country. Management considers that it is reasonably possible that changes in future conditions in the near term could require a material change in the amounts recognized. Near term is defined as a period of time not to exceed one year from the date of the financial statements.

3. Cash and Temporary Investments

The market value of cash and temporary investments is $353.1 million (2002 — $130.2 million). Temporary investments are generally for less than 30 days, and have an average effective interest rate of 3.00 per cent.

4. Agricultural Land Held For Resale

The estimated net realizable value of the agricultural land held for resale at March 31, 2003 is $202.3 million (2002 — $196.9 million).

5. Tangible Capital Assets

Tangible capital assets are recorded as an expenditure in the year acquired and are not included in the Statement of Financial Assets, Liabilities, and Accumulated Deficit. These assets are a key component in the delivery of government programs and provide on-going value to the public.

Tangible capital assets are valued at cost. All costs directly attributable to the acquisition, construction, development or betterment of the tangible capital assets are included.

Amortization is calculated using the straight line method based on the estimated useful life of each asset.

During the current year, tangible capital assets costing $152.5 million (2002 — $158.9 million) were acquired. The net book value of $1,420.7 million (2002 — $1,365.2 million) represents the cost of tangible capital assets less an estimate of the portion of the assets used in the delivery of services.

The following table includes assets held for use and does not include assets acquired by right or heritage assets and certain assets available for public use.

The Saskatchewan Property Management Corporation (SPMC) also acquires tangible capital assets for use in day to day operations. SPMC manages most of the buildings and land used in the provision of services to the public. These assets are reported separately in the financial statements of SPMC.

							(thousands of dollars)
	2003							2002
	Transportation* Infrastructure	Machinery - Equipment	Computer Hardware	Computer Software	Office Furniture - Equipment	Other	Total	Total (Restated)
Estimated useful life	15 years - Indefinite	10 years	3 years	3 years	5-10 years	3 years - Indefinite
Opening cost	$2,520,781	$15,925	$27,355	$5,494	$12,168	$22,913	$2,604,636	$2,486,817
Additions	125,024	2,608	10,638	3,450	2,732	8,019	152,471	158,853
Disposals	(38,532)	(876)	(8,267)	(421)	(70)	(72)	(48,238)	(41,034)
Closing cost of tangible
capital assets	2,607,273	17,657	29,726	8,523	14,830	30,860	2,708,869	2,604,636
Opening accumulated
amortization	1,199,057	7,986	17,778	3,717	4,482	6,403	1,239,423	1,187,335
Annual amortization	78,061	1,862	10,066	2,422	1,814	2,662	96,887	92,725
Write-downs	--	--	--	--	--	--	--	--
Disposals	(38,466)	(873)	(8,256)	(421)	(70)	(71)	(48,157)	(40,637)
Closing accumulated
amortization	1,238,652	8,975	19,588	5,718	6,226	8,994	1,288,153	1,239,423
Net Book Value of
Tangible Capital
Assets	$1,368,621	$8,682	$10,138	$2,805	$8,604	$21,866	$1,420,716	$1,365,213

* During the year, the value of northern airports, ferries and related assets was established and included in transportation infrastructure.

6. Risk Management of Public Debt

Funds are borrowed in both domestic and foreign capital markets by issuing Province of Saskatchewan securities. This borrowing activity finances general government operations and the activities of Crown corporations. These transactions result in exposure to four types of risk — interest rate risk, foreign exchange rate risk, credit risk and liquidity risk.

To manage these risks, a preference for fixed rate Canadian dollar denominated debt is maintained. Where market conditions dictate that other forms of debt are more attractive, opportunities are identified to use derivative financial instruments to reduce these risks. A derivative financial instrument is a contract whose value is based on the value of another asset or index.

Interest rate risk is the risk that debt servicing costs will increase due to changes in interest rates. This risk is managed by issuing debt securities at predominantly fixed rates of interest rather than at floating rates of interest. Opportunities are sought to effectively convert floating rate debt into fixed rate debt through the use of interest rate swaps. At March 31, 2003, 86.6% (2002 — 85.6%) of the gross debt effectively carried a fixed rate of interest.

Foreign exchange rate risk is the risk that debt servicing costs will increase due to a decline in the value of the Canadian dollar relative to other currencies. This risk is managed by maintaining a preference for issuing debt that is denominated in Canadian dollars. Where debt has been issued in foreign currencies, opportunities are sought to effectively convert it into Canadian dollar debt through the use of a cross currency swap. At March 31, 2003, 81.6% (2002 — 79.6%) of the gross debt was effectively denominated in Canadian dollars.

Credit risk is the risk that a loss may occur from the failure of another party to meet its obligations under a derivative financial instrument contract. This risk is managed by dealing only with counterparties with good credit ratings and by establishing limits on individual counterparty exposures and monitoring those exposures on a regular basis. At March 31, 2003, 100% (2002 — 100%) of counterparties held a credit rating of A or higher, as defined by Standard and Poor’s.

Liquidity risk is a risk that financial commitments will not be met over the short-term. This risk is managed by distributing debt maturities over many years, maintaining sinking funds on long-term debt issues and maintaining adequate cash reserves and short-term borrowing programs as contingent sources of liquidity.

Schedule 8 provides more detailed information regarding the use of derivative instruments.

7. Pension Liabilities

The Government sponsors several defined benefit and defined contribution pension plans.

Pension fund assets of government sponsored defined benefit and defined contribution pension plans are invested in fixed income securities, equities, real estate and short-term monetary items. The investment in Government of Saskatchewan securities is insignificant for all plans.

Defined benefit pension plans

Defined benefit plans provide benefits based on length of service and pensionable earnings. A typical defined benefit plan provides pensions equal to 2 per cent of a member’s average five years highest salary, multiplied by the years of service to a maximum of 35 years. Members contribute a percentage of salary, which may vary based on age, to their plan. Pensions and contribution rates are integrated with the Canada Pension Plan.

The two main plans are the Teachers’ Superannuation Plan (TSP) and the Public Service Superannuation Plan (PSSP). Other plans include Judges of the Provincial Court Superannuation Plan (Judges), Saskatchewan Transportation Company Employees Superannuation Plan, Anti-TB League Employees Superannuation Plan and the Saskatchewan Pension Annuity Fund, an annuity underwriting operation. During the year, the Members of the Legislative Assembly Superannuation Plan was disestablished and the obligation for allowances payable is now part of the General Revenue Fund.

Actuarial valuations are performed at least triennially. These valuations are extrapolated by an actuary when a valuation is not done in the current fiscal year. Valuations are based on a number of assumptions about future events, such as inflation rates, interest rates, wage and salary increases and employee turnover and mortality. These assumptions reflect estimates of expected long-term rates and short-term forecasts. Estimates vary based on the individual plan.

The accrued benefit obligation is determined using the projected benefit method prorated on services. Pension fund assets are valued at market related values based on actual market values averaged over a four year period. In the periods between valuations, the actuary estimates the market related value of pension fund assets using expected long-term rates of return for the individual plans.

The TSP provides inflation protection equal to 80 per cent of the annual increase in the Consumer Price Index. Other plans provide inflation indexing at the discretion of the Lieutenant Governor in Council.

The Government is required to match member current service contributions for all plans except Judges and the PSSP. Separate pension funds are maintained for all plans except the PSSP. PSSP member contributions are deposited into the General Revenue Fund. All pension obligations arising under the PSSP are paid from the General Revenue Fund.

Information on the defined benefit plans follows:

	2003				2002
	TSP	PSSP	Others	Total	Total
Plan status	closed	closed	closed[1]	n/a	n/a
Member contribution rate, percentage of salary	7.85	7 - 9[2]	5 - 9[2]	n/a	n/a
Number of active members	5,269	1,920	79	7,268	7,424
Average age of active members, years	50.6	52.4	55.2	51.1	51.1
Former members entitled to deferred pension benefits	6,675	133	9	6,817	6,809
Number of superannuates and surviving spouses	9,533	5,809	2,147	17,489	17,249
Member contributions (thousands of dollars)	$20,978	$6,335	$342	$27,655	$28,637
Government contributions (thousands of dollars)	64,600	--	4,749	69,349	60,807
Benefits paid (thousands of dollars)	234,500	94,165	7,105	335,770	323,481

1 Judges is open to new membership, all other plans are closed.

2 Contribution rate varies based on age upon joining the plan. n/a — not applicable

The assumptions used to determine the actuarial value of the accrued benefit obligation and pension fund assets for TSP and PSSP are as follows:

	TSP	PSSP
Rate of compensation increase	3.5%	4%
Expected long-term rate of return on plan assets	7.5%	n/a %
Discount rate	7.5%	6.25%
Inflation rate	3%	3%

Based on the latest actuarial valuation, extrapolated to March 31, 2003, the present value of accrued pension benefits and the market related value of pension fund assets are shown in the table below:

						(thousands of dollars)
		2003					2002
Plan Name	Actuarial Valuation Date	Accrued Benefit Obligation	Pension Fund Assets	Net Obligation	Unamortized Estimation Adjustments [1]	Pension Liabilities	Pension Liabilities
TSP[2]	Jun. 30/01	$3,775,556	$1,782,555	$1,993,001	$507,873	$2,500,874	$2,538,408
PSSP	Dec. 31/02	1,608,122	--	1,608,122	(213,529)	1,394,593	1,340,936
Others	Various	229,758	144,511	85,247	(4,549)	80,698	73,139
Total		$5,613,436	$1,927,066	$3,686,370	$289,795	$3,976,165	$3,952,483

1 Amortized to income over 1 to 13 years the estimated average remaining service life of active plan members at the time the estimation adjustment arises. The net estimation adjustment loss during the year totalled $60.3 million.
2The TSP accrued benefit obligation includes a liability of $77.8 million (2002 — $78.0 million) relating to the TSP disability provision.

At March 31, 2003, the market value of plan investments was $1.6 billion (2002 — $1.9 billion). Of this amount, 43.5 per cent (2002 — 43.7 per cent), was invested in fixed income securities and 46.4 per cent (2002 — 50.7 per cent) in equity investments.

The TSP’s actual rate of return on plan assets was (9.0) per cent (2002 — 4.9 per cent).

Defined contribution plans

Defined contribution plans provide pensions based on accumulated contributions and investment earnings. Employees contribute a percentage of salary.

The Government sponsors the Public Employees Pension Plan (PEPP), a multi-employer defined contribution plan. Employers are required to match employee current service contributions to this plan. The General Revenue Fund has fully funded its share. The General Revenue Fund also contributes to the Saskatchewan Teachers’ Retirement Plan (STRP), sponsored by the Saskatchewan Teachers’ Federation.

Information on the defined contribution plans to which the General Revenue Fund contributes follows:

	2003			2002
	PEPP	STRP	Total	Total
Plan status	open	n/a	n/a	n/a
Member contribution rate, percentage of salary	5-6.35[1]	n/a	n/a	n/a
Employer contribution rate, percentage of salary	6.25-6.35[1]	n/a	n/a	n/a
Number of active members, all employers	29,215	n/a	29,215	29,207
General Revenue Fund participation:
Number of active members	14,510	n/a	14,510	14,560
Number of inactive members	7,303	n/a	7,303	6,732
Member contributions (thousands of dollars)	$29,701	n/a	$29,701	$25,501
Government contributions (thousands of dollars)	30,121	$27,966	58,087	51,281

1 Contribution rate varies based on employee group.

Pension expenditure

Pensions are accounted for on a cash basis. The pension liabilities are not recorded in the financial statements.

	(thousands of dollars)
	2003	2002
Defined benefit plans	$157,163	$147,115
Defined contribution plans	58,087	51,281
Total Pension Expenditure	$215,250	$198,396

8. Reserves

The accumulated deficit of $7,008.9 million consists of an unallocated deficit component of $7,020.8 million and the Environmental Protection Reserve of $11.9 million. The Environmental Protection Reserve was created to provide contingency funding to mitigate unforeseen environmental problems related to uranium milling. The reserve is maintained at its March 31, 1992 balance.

9. Debt Servicing Costs

	(thousands of dollars)
	2003	2002
Total interest costs	$909,226	$911,470
Interest reimbursed from Crown corporations and others	(314,282)	(319,507)
Other costs	16,450	24,848
Total Debt Servicing Costs	$611,394	$616,811

10. Operating Expenditure by Function and by Object

Operating expenditure by function is reported as follows:

	(thousands of dollars)
	2003	2002
Agriculture	$312,762	$401,154
Community development	189,543	167,418
Economic development	101,007	109,899
Education	1,068,950	1,089,924
Environment and natural resources	169,116	177,213
Health	2,342,835	2,199,753
Protection of persons and property	263,996	244,762
Social services and assistance	681,073	686,970
Transportation	325,854	336,628
Other	307,315	307,444
Total Operating Expenditure	$5,762,451	$5,721,165

Operating expenditure by object is reported as follows:

	(thousands of dollars)
	2003	2002
Personal services	$525,945	$514,460
Travel	36,651	37,291
Transfers:
Government entities	2,075,265	2,080,135
Other	2,383,253	2,397,145
Supplier payments	530,716	496,720
Other	210,621	195,414
Total Operating Expenditure	$5,762,451	$5,721,165

11. Contingencies

Guaranteed debt

Debt of $184.1 million (2002 — $260.8 million) is guaranteed by the Minister of Finance. Schedule 9 provides a listing of guaranteed debt.

Lawsuits

Up to $57.5 million may be paid, depending on the outcome of lawsuits in progress.

Indian and Northern Affairs Canada

The Government pays for certain social services provided to status Indians and submits claims to the federal government for the cost of these services. The Government believes these costs are the responsibility of the federal government and believes they are fully reimbursable. However, the federal government denies responsibility for a portion of these costs. The Government is unable to determine whether or not the outstanding amounts will be reimbursed. The Government will account for any recovery resulting from the resolution of this contingency at the time of settlement. No provision for such a recovery has been made in these financial statements.

Crop Insurance Liability

The Saskatchewan Crop Insurance Corporation administers the federal/provincial Crop Insurance Program. Premiums for the program are paid by the General Revenue Fund, the federal government and producers. A portion of the premiums is required to be paid to reinsurance funds established by the Province and the federal government. In certain circumstances, the reinsurance funds pay benefits to the Corporation.

In any year, where crop insurance indemnities exceed net premiums and any crop insurance fund balance, the shortfall is derived from one or both of the Crop Reinsurance Fund of Saskatchewan and the Crop Reinsurance Fund of Canada for Saskatchewan.

At March 31, 2003 the Crop Reinsurance Fund of Saskatchewan had a deficiency of $80.4 million. Crop insurance premiums are actuarially set to cover indemnities over the long term. In the event that the deficiency in the Saskatchewan reinsurance fund cannot be recovered from future premiums, the General Revenue Fund is required to pay the deficiency.

12. Commitments

Major financial commitments include:

  treaty land entitlement agreement commitments valued at approximately $48.3 million over eight years; rural municipality and school division tax loss compensation of approximately $13.2 million as land achieves reserve status over the course of the agreements;
  research and development projects for new agriculture technology and opportunities in the agri-food industry, $13.9 million over five years;
  Weyerhaeuser Canada Ltd. agreement for road maintenance and construction, term indefinite, five year estimate of commitment, $17.4 million;
  capital grant projects, over the next thirty years, $121.4 million;
  contracts for highway improvement, $49.7 million;
  computer service agreements, $40.7 million over four years;
  projects to expand innovation and enhance the competitive ability of the Saskatchewan economy, $24.5 million over three years; and
  support for core operating costs of the Saskatchewan Science Centre, $2.4 million over four years.

Included are commitments for agriculture $13.9 million, education $96.8 million, health $29.7 million, transportation $67.0 million, community development $63.9 million, economic development $24.5 million, social services and assistance $7.0 million and other $28.7 million.

13. Related Party Transactions

Included in these financial statements are transactions with various Saskatchewan Crown corporations, agencies, boards, and commissions related to the General Revenue Fund by virtue of common control by the Government of Saskatchewan.

Routine operating transactions with related parties are recorded at the rates charged by those organizations and are settled on normal trade terms. These transactions include:

  payments to related parties of approximately $113.8 million (2002 — $102.8 million) to Saskatchewan Property Management Corporation and $14.3 million (2002 — $17.3 million) to Saskatchewan Telecommunications Holding Corporation;
  taxation and non-renewable resource revenue received from related parties during 2002-03 of approximately $69.0 million (2002 — $57.5 million). In addition, Saskatchewan Provincial Sales Tax and Fuel Tax are received from related parties on all taxable purchases.

Other transactions with related parties and amounts due to or from them are described separately in these financial statements.

14. Trust Funds

Trust funds are property held and administered on behalf of beneficiaries. Trust assets are not owned by the Government and the Government has no equity in the funds. Therefore, trust funds are not included in the reporting entity.

Fund balances held and administered by the General Revenue Fund at March 31, 2003, were as follows:

	(thousands of dollars)
	2003	2002
Superannuation funds and pension plans[1]	$5,414,208	$5,901,771
Public Trustee's Trust Account	121,788	139,542
Other trusts	41,418	37,346
Total Trust Funds	$5,577,414	$6,078,659

1 The balance reflects the latest financial statements of the funds and plans closest to March 31, 2003.

15. Comparative Figures

Certain of the 2002 figures have been reclassified to conform with the current year presentation. With regard to expenditures, the figures are reported on the same basis as the Estimates for the prior year.

16. Debt Reduction Account

This account was established pursuant to The Balanced Budget Act. The Debt Reduction Account is an accounting of the accumulated surpluses of the General Revenue Fund commencing April 1, 1995.

	(thousands of dollars)
	Budget	Actual
Debt reduction account, beginning of year	$630,740	$630,740
Reduction in accumulated deficit for the year	45	860
Debt Reduction Account, End of Year	$630,785	$631,600

General Revenue Fund

Schedules to the Financial Statements

For the Year Ended March 31, 2003

Schedule 1 — Accounts Receivable

	(thousands of dollars)
	2003	2002
Taxation	$155,021	$159,527
Non-renewable resources	137,106	123,961
Transfers from Government entities	129,452	94,171
Other own-source revenue	57,189	64,255
Transfers from the federal government	58,609	44,827
Other accounts receivable	59,560	54,969
	596,937	541,710
Provision for loss	(65,663)	(62,307)
Total Accounts Receivable	$531,274	$479,403

Accounts Receivable include $132.1 million due from related parties (2002 — $96.0 million).

Schedule 2 — Loans to Crown Corporations

	(thousands of dollars)
	2003	2002
Short-term Loans
Agricultural Credit Corporation of Saskatchewan	$10,100	$5,400
Education Infrastructure Financing Corporation	20,840	--
Information Services Corporation of Saskatchewan	34,606	24,336
Municipal Financing Corporation of Saskatchewan	3,407	--
Saskatchewan Crop Insurance Corporation	63,000	--
Saskatchewan Housing Corporation	16,951	--
Saskatchewan Opportunities Corporation	15,800	35,201
Saskatchewan Water Corporation	10,451	3,258
SaskEnergy Incorporated	78,300	169,600
Total Short-term Loans	253,455	237,795
	Principal Outstanding	Sinking Fund Equity
Long-term Loans
Agricultural Credit Corporation of Saskatchewan	$13,517	$--	13,517	33,951
Crown Investments Corporation of Saskatchewan	20,919	(5,443)	15,476	20,010
Education Infrastructure Financing Corporation	17,384	--	17,384	--
Information Services Corporation of Saskatchewan	30,000	--	30,000	30,000
Municipal Financing Corporation of Saskatchewan	9,391	--	9,391	24,575
Saskatchewan Crop Insurance Corporation	50,000	--	50,000	--
Saskatchewan Housing Corporation	83,004	(2,286)	80,718	138,356
Saskatchewan Opportunities Corporation	130,000	(3,826)	126,174	127,202
Saskatchewan Power Corporation	2,030,784	(124,107)	1,906,677	1,903,206
Saskatchewan Property Management Corporation	5,500	(679)	4,821	5,500
Saskatchewan Telecommunications Holding Corporation	451,042	(34,211)	416,831	433,622
Saskatchewan Water Corporation	42,815	(3,771)	39,044	35,690
SaskEnergy Incorporated	684,186	(20,897)	663,289	618,283
Total Long-term Loans	$3,568,542	$(195,220)	3,373,322	3,370,395
Total Loans to Crown Corporations			$3,626,777	$3,608,190

General Revenue Fund
Schedules to the Financial Statements

Schedule 3 — Other Loans

			(thousands of dollars)
	2003		2002
Agriculture, Food and Rural Revitalization
Agricultural Credit Corporation of Saskatchewan		$10,250		$22,825
Short-term Hog Loans	$12,168		$1,361
Provision for Loss	(1,895)	10,273	(273)	1,088

Finance
Treasury Advances		1,337		1,307
Industry and Resources
Economic Development Loans	2,975		3,478
Provision for Loss	(2,112)	863	(2,285)	1,193

Hudson Bay Mining and Smelting Co. Ltd		2,290		2,405
Northern Economic Development	4,368		3,610
Provision for Loss	(1,127)	3,241	(972)	2,638

Small Business Loans Association	8,443		8,172
Provision for Loss	(1,966)	6,477	(1,827)	6,345

Learning
Saskatchewan Student Aid Fund		86,240		62,790
Other		661		731

Total Other Loans		$121,632		$101,322

Schedule 4 — Accounts Payable and Accrued Liabilities

	(thousands of dollars)
	2003	2002
Personal services	$48,033	$49,907
Travel	3,824	3,542
Transfers	300,269	289,245
Supplier payments	81,288	56,044
Accrued interest	161,446	152,799
Transfers payable to the federal government	22,518	24,960
Other accounts payable and accrued liabilities	215,947	74,609

Total Accounts Payable and Accrued Liabilities	$833,325	$651,106

Total includes $145.7 million payable to related parties (2002 — $154.5 million) and $160.6 million payable to the federal government (2002 — $29.3 million).

Schedule 5 — Deposits Held

	(thousands of dollars)
	2003	2002
Deposits held on behalf of Government entities and others
Agri-Food Equity Fund	$3,425	$3,582
Agri-Food Innovation Fund	5,203	10,328
Cattle Marketing Deductions Fund	5,140	4,006
Crop Reinsurance Fund of Saskatchewan	--	118,892
Extended Health Care Plans	8,253	8,860
Fiscal Stabilization Fund	577,000	495,000
Fish and Wildlife Development Fund	3,298	4,547
Forest Fire Contingency Fund	--	33,995
Liquor and Gaming Authority	17,932	32,348
Millennium Scholarship Trust Fund	--	9,781
New Crops Insurance Program	8,651	23,732
Public Employees Dental Fund	12,828	11,828
Public Employees Pension Plan	3,043	6,279
Queen's Bench Court Accounts	10,486	8,335
Saskatchewan Agricultural Stabilization Fund	13,738	4,721
Saskatchewan Crop Insurance Corporation	5,997	166,204
Saskatchewan Grain Car Corporation	2,755	13,116
Saskatchewan Health Information Network	3,556	4,667
Saskatchewan Student Aid Fund	61,749	72,191
School Division Tax Loss Compensation Fund	4,326	3,822
Teachers' Superannuation Commission	4,259	3,876
Transportation Partnership Fund	5,104	5,339
Other	18,716	17,705
Conditional Receipts	4,525	1,838

Total Deposits Held	$779,984	$1,064,992

General Revenue Fund
Schedules to the Financial Statements

Schedule 6 — Debt

	(thousands of dollars)
		2003			2002
	Promissory Notes	Debentures	Sinking Funds [1]	Debt	Debt
Crown Corporation Purposes
Agricultural Credit Corporation
of Saskatchewan	$10,100	$13,517	$--	$23,617	$39,351
Crown Investments Corporation
of Saskatchewan	--	20,919	(5,443)	15,476	20,010
Education Infrastructure Financing
Corporation	20,840	17,384	--	38,224	--
Information Services Corporation
of Saskatchewan	34,606	30,000	--	64,606	54,336
Municipal Financing Corporation
of Saskatchewan	3,407	9,391	--	12,798	24,575
Saskatchewan Crop Insurance Corporation	63,000	50,000	--	113,000	--
Saskatchewan Housing Corporation	16,951	83,004	(2,286)	97,669	138,356
Saskatchewan Opportunities Corporation	15,800	130,000	(3,826)	141,974	162,403
Saskatchewan Power Corporation	--	2,030,784	(124,107)	1,906,677	1,903,206
Saskatchewan Property Management
Corporation	--	5,500	(679)	4,821	5,500
Saskatchewan Telecommunications
Holding Corporation	--	451,042	(34,211)	416,831	433,622
Saskatchewan Water Corporation	10,451	42,815	(3,771)	49,495	38,948
SaskEnergy Incorporated	78,300	684,186	(20,897)	741,589	787,883
Total Crown Corporation Purposes	253,455	3,568,542	(195,220)	3,626,777	3,608,190
General Government Purposes	144,045	8,368,330	(690,949)	7,821,426	7,561,899
Debt[2]	$397,500	$11,936,872	$(886,169)	$11,448,203	$11,170,089

Debt repayable in foreign currency has been restated in Canadian dollar equivalents.

1 See Schedule 7 for information on sinking funds.

2 See Schedule 8 for information on debt by maturity.

General Revenue Fund
Schedules to the Financial Statements

Schedule 7 — Sinking Funds

					(thousands of dollars)
	2002			2003
	Sinking Funds	Contributions	Earnings	Redemptions	Currency Adjustment	Sinking Funds
Crown Corporation Purposes
Crown Investments Corporation of
Saskatchewan	$155,017	$--	$8,486	$(158,060)	$--	$5,443
Saskatchewan Housing Corporation	1,603	585	98	--	--	2,286
Saskatchewan Opportunities Corporation	2,798	850	178	--	--	3,826
Saskatchewan Power Corporation	104,458	14,799	10,476	--	(5,626)	124,107
Saskatchewan Property Management
Corporation	--	674	5	--	--	679
Saskatchewan Telecommunications
Holding Corporation	29,840	3,209	3,470	--	(2,308)	34,211
Saskatchewan Water Corporation	3,294	302	175	--	--	3,771
SaskEnergy Incorporated	15,903	4,040	954	--	--	20,897
Total Crown Corporation Purposes	312,913	24,459	23,842	(158,060)	(7,934)	195,220
General Government Purposes	604,004	57,466	50,827	--	(21,348)	690,949
Total Sinking Funds	$916,917	$81,925	$74,669	$(158,060)	$(29,282)	$886,169

The market value of sinking funds at March 31, 2003 is $934.9 million (2002 — $912.3 million). Sinking fund earnings include gains on investment sales of $22.3 million (2002 — $4.4 million).

Annual contributions, when established by Order in Council, are set at not less than one per cent of debentures outstanding. The redemption value is based on the market value of the sinking fund units at the date of redemption.

The aggregate amount of contributions estimated to be required in each of the next five fiscal years to meet sinking fund requirements are:

					(thousands of dollars)
	2004	2005	2006	2007	2008	Total
Contributions	$85,635	$82,196	$73,069	$70,069	$68,069	$379,038
Recoverable from Crown corporations	(25,655)	(24,921)	(24,671)	(23,853)	(23,853)	(122,953)
General Government Purposes	$59,980	$57,275	$48,398	$46,216	$44,216	$256,085

Sinking Fund assets are as follows:	(thousands of dollars)
	2003	2002
Long-term Investments
Government of Saskatchewan securities, coupon interest range, 5.3% to 10.3%; range of
term to maturity, 1.3 to 28.4 years	$280,970	$312,711
Government of Canada securities, coupon interest range, 4.4% to 8.0%; range of term to
maturity, 5.0 to 26.2 years	110,008	226,235
Other provincial governments' securities, coupon interest range, 4.6% to 10.5%; range of
term to maturity, 2.2 to 36.3 years	344,190	275,749
Government of the United States securities, coupon interest range, 3.9% to 6.3%; range of
term to maturity, 9.9 to 27.9 years	44,664	47,628
Cash, short term investments and accrued interest	106,337	54,594
Total Sinking Funds	$886,169	$916,917

Short term investments include $16.0 million (2002 — $0 million) Province of Saskatchewan securities. Cash, short term investments and accrued interest are disclosed net of $1.8 million in liabilities (2002 — $2.0 million). Included in total sinking funds are U.S. dollar cash, investments and accrued interest converted to $371.0 million Canadian (2002 — $337.6 million) at the exchange rate in effect at March 31, 2003, 1.4693 (March 31, 2002, 1.5935).

General Revenue Fund
Schedules to the Financial Statements

Schedule 8 — Debt by Maturity

					(thousands of dollars)
		2003			2002
Year of Maturity	Canadian Dollar Debt	U. S. Dollar Debt (CDN $)	Total (CDN $)	Average Coupon Rate	Total (CDN $)	Average Coupon Rate
Short-term promissory notes	$397,500	$--	$397,500	2.87%	$402,000	2.26%
2002-03	--	--	--		390,601	10.25%
2003-04	454,961	73,465	528,426	8.09%	536,108	8.07%
2004-05	1,316,200	--	1,316,200	8.99%	1,319,447	8.99%
2005-06	1,007,007	--	1,007,007	6.82%	950,375	6.93%
2006-07	1,246,288	--	1,246,288	6.22%	1,247,668	6.22%
2007-08	621,889	285,044	906,933	6.38%	--	--
1 - 5 years	5,043,845	358,509	5,402,354		4,846,199
6-10 years	2,887,985	293,860	3,181,845	7.26%	2,810,254	7.14%
11-15 years	590,873	440,790	1,031,663	9.01%	1,743,865	8.63%
16-20 years	418,070	1,175,440	1,593,510	8.81%	1,173,638	9.05%
21-25 years	175,000	--	175,000	8.75%	653,050	8.57%
26-30 years	900,000	--	900,000	6.15%	860,000	6.09%
More than 30 years	50,000	--	50,000	5.70%	--
	10,065,773	2,268,599	12,334,372		12,087,006
Sinking funds	(515,201)	(370,968)	(886,169)		(916,917)

Debt	$9,550,572	$1,897,631	$11,448,203		$11,170,089

The average effective interest rate on debt during 2002-03 was 7.31% (2002 — 7.51%), and includes the impact of foreign exchange and the amortization of any premiums and discounts associated with the debentures. The average term to maturity of debt outstanding at March 31, 2003 is 8.36 years (2002 — 9.22 years).
Debt includes Canada Pension Plan debentures of $1,150.7 million (2002 — $1,219.6 million). These debentures are callable in whole or in part before maturity, on 30 days prior notice, at the option of the Minister of Finance of Saskatchewan.
Total debt includes debentures of $390.0 million (2002 — $390.0 million) that provide the holder with a choice of dates on which the debt matures. The year of maturity in the above table reflects the earliest possible date of maturity rather than the maximum term to maturity.

Sensitivity of Debt Charges

U.S.dollar debentures have been converted to Canadian dollars at the exchange rate in effect at March 31, 2003 of 1.4693 (2002 — 1.5935). A one cent change in the value of the U.S. dollar compared to the Canadian dollar from the March 31, 2003 level would change debt charges by $2.8 million in 2003-04.
Debt includes floating rate debt of $1,650.8 million (2002 — $1,746.3 million). Floating rate debt is defined as the sum of floating rate debentures, short-term promissory notes, fixed rate debt maturing within one year and Saskatchewan Savings Bonds. A one percentage point increase in interest rates would increase debt servicing costs by $12.1 million in 2003-04.

Derivative Financial Instruments

Cross Currency Swaps

Included in debt are the following foreign denominated debt issues that have been hedged to Canadian dollars using cross currency swaps:
—debentures totalling 12.5 billion yen (2002 — 22.5 billion) fully hedged to $161.8 million Canadian (2002 — $259.2 million);
—debentures totalling 750.0 million U.S. dollars (2002 — 750.0 million) fully hedged to $1,037.0 million Canadian (2002 — $1,037.0 million); and
—debentures totalling 0.0 million euros (2002 — 102.3 million) fully hedged to $0.0 million Canadian (2002 — $154.1 million). In total, cross currency swaps on a notional value of $1,360.7 million of debt (2002 — $1,709.4 million) existed at March 31, 2003.
Interest Rate Swaps
Interest rate swaps on a notional value of $843.1 million of debt (2002 — $1,197.2 million) existed at March 31, 2003. Foreign Currency Forward Exchange Contracts
Forward purchase commitments to acquire, during 2003-04, $7.9 million U.S. dollars (2002 — $3.0) at a cost of $11.9 million Canadian (2002 — $4.8) were in place at March 31, 2003.

General Revenue Fund
Schedules to the Financial Statements

Schedule 9 — Guaranteed Debt

	(thousands of dollars)
	2003	2002
Crown Corporations
The Municipal Financing Corporation Act
Guaranteed debentures	$--	$2,500
The Power Corporation Act
National Trust Company	7,837	10,003
Luscar Ltd.	21,785	23,465
Saskatchewan Power savings bonds
Series I - series VIl (matured)	60	66
The Saskatchewan Development Fund Act
Guaranteed investments	1,014	1,200
The Saskatchewan Telecommunications Act
Telebonds - series I (matured)	157	159

Total Crown Corporations	30,853	37,393

Other
The Community Bonds Act	--	11
The Farm Financial Stability Act
Breeder associations loan guarantees	16,831	16,224
Feeder associations loan guarantees	10,431	11,839
Agricultural Income Disaster Assistance Program	36	52
The Government Organization Act
The Saskatchewan Roughriders Football Club	80	1,660
The Housing and Special-care Homes Act
Senior citizens' housing	76	97
The Student Assistance and Student Aid Fund Act	275	296
The Industry and Commerce Development Act
Saskferco Products Inc.	66,440	115,171
The NewGrade Energy Inc. Act
NewGrade Energy Inc.	59,045	78,093

Total Other	153,214	223,443

Total Guaranteed Debt	$184,067	$260,836

In addition to the amount shown, there is a contingent liability for interest accrued on certain of these items. Total guaranteed debt is net of a loss provision of $1.8 million (2002 — $1.8 million).
See page 31 for additional information.

General Revenue Fund
Schedules to the Financial Statements

Schedule 9 (continued) - Guaranteed Debt

National Trust Company

The government is contingently liable for payments on certain leased mining equipment, which was assumed by the purchaser of a mining operation. The lease expires in 2004.

Luscar Ltd.

The Government has guaranteed a $45 million promissory note issued by Luscar Ltd. to finance the purchase of a dragline from Saskatchewan Power Corporation. The amount recorded is net of $23.2 million (2002 — $21.5 million) for Luscar Ltd.‘s equity in a sinking fund administered by the Minister of Finance. Luscar Ltd. repaid its promissory note in May 2003, extinguishing the guarantee.

Breeder and Feeder Associations

The Government provides guarantees to lenders who make loans to production associations. The Government guarantees repayment of 25 per cent of the outstanding loan balance at the time of a first default on any advance, plus accrued interest as of the time that payment is to be made on the guarantee. Guarantees for each cattle/bison association are limited to $5 million for the breeder or feeder option. Guarantees for each sheep association are limited to $4 million for the breeder or feeder option.

Saskferco Products Inc.

The Government has guaranteed certain medium term notes issued by Saskferco to finance the construction of a nitrogen based fertilizer plant located near Belle Plaine. This guarantee pertains to debt denominated in U.S. dollars. Thus, the amount of the guarantee is influenced by changes in the value of the U.S. dollar relative to the Canadian dollar. The amount recorded is net of $123.1 million (2002 — $120.7 million) for Saskferco’s equity in a sinking fund.

NewGrade Energy Inc. (NewGrade)

The Government has guaranteed certain long-term debt of NewGrade to a maximum of $360 million. A significant portion of this guarantee relates to U.S. dollar denominated debt. Thus, the amount of the guarantee is influenced by changes in the value of the U.S. dollar relative to the Canadian dollar.

General Revenue Fund
Schedules to the Financial Statements

Schedule 10 — Revenue

		(thousands of dollars)
	Budget 2003	Actual 2003	Actual 2002
Taxation
Corporation capital	$340,200	$379,093	$363,204
Corporation income	118,500	178,267	145,338
Fuel	357,700	331,512	353,765
Individual income	1,165,500	1,429,757	1,196,410
Sales	826,900	813,932	770,984
Tobacco	182,500	158,472	120,049
Other	66,200	77,067	72,429

Total Taxes	3,057,500	3,368,100	3,022,179

Non-renewable Resources
Natural gas	87,000	152,728	129,067
Oil	383,000	862,318	555,337
Potash	202,600	175,061	179,658
Other	38,200	53,542	38,982

Total Non-renewable Resources	710,800	1,243,649	903,044

Transfers from Government Entities
Crown Investments Corporation of Saskatchewan	300,000	300,000	200,000
Liquor and Gaming Authority	332,000	328,680	315,710
Other enterprises and funds	73,600	63,811	45,627

Total Transfers from Government Entities	705,600	692,491	561,337

Other Own-source Revenue
Fines, forfeits, and penalties	13,700	13,589	14,331
Interest, premium, discount, and exchange	43,000	59,852	40,684
Motor vehicle fees	116,900	116,964	117,898
Other licences and permits	41,800	42,350	41,100
Sales, services, and service fees	68,300	72,268	75,094
Transfers from other governments	14,100	12,907	15,790
Other	21,200	33,715	30,531

Total Other Own-source Revenue	319,000	351,645	335,428

Total Own-Source Revenue	4,792,900	5,655,885	4,821,988

Transfers from the Federal Government
Canada Health and Social Transfer	638,300	668,211	608,908
Equalization	530,700	(9,215)	492,017
Other	132,400	141,824	136,161

Total Transfers from the Federal Government	1,301,400	800,820	1,237,086

Total Revenue	$6,094,300	$6,456,705	$6,059,074

General Revenue Fund
Schedules
to the Financial Statements

Schedule 11 — Loss (Gain) on Loans and Investments

	(thousands of dollars)
	2003	2002
Other loans	$2,103	$(356)
Loss on sale of land	159	60

Total Loss (Gain) on Loans and Investments	$2,262	$(296)

Schedule 12 — Net Change in Non-cash Operating Activities

	(thousands of dollars)
	2003	2002
Increase in prepaid expenditures	$(126)	$(994)
Increase in accounts receivable	(51,871)	(46,991)
(Increase) Decrease in deferred charges	(1,157)	9,871
Increase (Decrease) in accounts payable and accrued liabilities	182,219	(89,791)
(Decrease) Increase in unearned revenue	(14,924)	1,021

Net Change in Non-cash Operating Activities	$114,141	$(126,884)

Schedule 13 — Investing Activities

			(thousands of dollars)
	2003		2002
	Receipts	Disbursements	Receipts	Disbursements
Loans
Agricultural Credit Corporation of Saskatchewan	$20,434	$4,700	$33,000	$5,400
Crown Investments Corporation of Saskatchewan	154,108	--	101,168	--
Education Infrastructure Financing Corporation	--	38,224	--	--
Information Services Corporation of Saskatchewan	--	10,270	--	34,090
Municipal Financing Corporation of Saskatchewan	15,184	3,407	35,000	--
Saskatchewan Crop Insurance Corporation	--	113,000	--	--
Saskatchewan Housing Corporation	56,955	16,951	41,647	24,500
Saskatchewan Opportunities Corporation	19,401	--	--	13,136
Saskatchewan Power Corporation	--	100,000	--	200,000
Saskatchewan Property Management Corporation	--	--	--	5,500
Saskatchewan Water Corporation	669	11,693	628	1,435
SaskEnergy Incorporated	91,300	50,000	71,401	60,000
Other	58,860	81,273	13,173	76,464

Total Loan Receipts and Disbursements	416,911	429,518	296,017	420,525

Sinking Funds Contributions	24,459	81,925	23,364	82,041

Other
Equity Investment in Crown Investments Corporation of
Saskatchewan	61,300	--	120,000	--
Other	1,258	7	1,253	30

Total Other Receipts and Disbursements	62,558	7	121,253	30

Total Receipts and Disbursements	503,928	$511,450	440,634	$502,596

Net Disbursements	$(7,522)		$(61,962)

Fiscal Stabilization Fund

(unaudited)

Fiscal Stabilization Fund
Schedule of Transfers and Accumulated Balance

For the Year Ended March 31, 2003
(unaudited)

		(thousands of dollars)
	Budget 2003	Actual 2003	Actual 2002
Balance, beginning of year	$495,000	$495,000	$775,000
Transfer from (to) the General Revenue Fund	(225,000)	82,000	(280,000)
Balance, End of Year	$270,000	$577,000	$495,000

The Fiscal Stabilization Fund (Fund) was established April 1, 2000, by The Fiscal Stabilization Fund Act. Its purpose is to stabilize the fiscal position of the Government to facilitate long-term planning.

Stabilization occurs through transfers between the Fund and the General Revenue Fund (GRF), as approved from time to time by Treasury Board.

Transfers to the Fund from the GRF are statutory disbursements.

Amounts transferred to the GRF from the Fund are available for expenditure subsequent to receiving required approval from the Legislative Assembly.

Summary Financial Statements

Government of Saskatchewan
Responsibility for Summary Financial Statements

The Government is responsible for the Summary Financial Statements. The Government maintains a system of accounting and administrative controls to ensure that accurate and reliable financial statements are prepared and to get reasonable assurance that transactions are authorized, assets are safeguarded, and financial records are maintained.

The Provincial Comptroller prepares these statements following the Government’s stated accounting policies and using the Government’s best estimates and judgement when appropriate. He uses information from the accounts of the General Revenue Fund, Crown corporations, agencies, and other funds to prepare these statements.

The Provincial Auditor expresses an independent opinion on these statements. His report states the scope of his audit and opinion and appears on the following page.

Treasury Board approves the Summary Financial Statements. The Minister of Finance tables the statements in the Legislative Assembly as part of the Public Accounts. The Legislative Assembly refers the Public Accounts to the Standing Committee on Public Accounts for review.

On behalf of the Government of the Province of Saskatchewan.

Jim Melenchuk
Minister of Finance

Ron Styles
Deputy Minister of Finance

Terry Paton
Provincial Comptroller

Regina, Saskatchewan
June 2003

Auditor’s Report

To the Members of the Legislative Assembly
of Saskatchewan

I have audited the summary statement of financial assets, liabilities, and accumulated deficit of the Government of Saskatchewan as at March 31, 2003 and the summary statements of revenue, expenditure, and accumulated deficit and cash flow for the year then ended. These financial statements are the responsibility of Treasury Board. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with Canadian generally accepted auditing standards. Those standards require that I plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In my opinion, these summary financial statements present fairly, in all material respects, the financial position of the Government of Saskatchewan as at March 31, 2003 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles for governments.

Regina, Saskatchewan	Fred Wendel, CMA, CA
June 6, 2003	Provincial Auditor

Government of Saskatchewan
Summary Statement of Financial Assets, Liabilities, and Accumulated Deficit

As at March 31, 2003

		(thousands of dollars)
Schedule		2003	2002
Financial Assets
	Cash and temporary investments (note 2)	$604,992	$673,326
	Prepaid expenditures	21,465	27,128
1	Accounts receivable	845,649	708,155
	Inventories held for resale	3,273	6,534
	Land held for resale (note 3)	119,166	124,231
	Deferred charges	62,154	58,528
	Deferred foreign exchange loss	136,689	227,577
2	Loans and mortgages receivable	126,392	112,176
3	Investment in government business enterprises	2,193,579	2,247,746
4	Other investments	725,455	640,957

Total Financial Assets		4,838,814	4,826,358

Liabilities
5	Accounts payable and accrued liabilities	1,271,462	1,037,735
6	Other liabilities	149,899	146,839
	Unearned revenue	219,602	229,675
7- 8 - 9	Public debt (note 6)	8,505,573	8,167,690
	Pension liabilities (note 7)	3,976,165	3,952,483

Total Liabilities		14,122,701	13,534,422

Accumulated Deficit		$(9,283,887)	$(8,708,064)

 (See accompanying notes)
       Tangible capital assets (note 4)
        Contingencies and commitments (notes 12 and 13)
10    Guaranteed debt

Government of Saskatchewan
Summary Statement of Revenue, Expenditure, and Accumulated Deficit

For the Year Ended March 31, 2003

		(thousands of dollars)
Schedule		2003	2002
Revenue
11	Taxation	$3,369,241	$3,023,328
11	Non-renewable resources	1,243,649	903,044
11	Other own-source revenue	996,337	1,070,147
11	Transfers from the federal government	1,413,854	1,517,880

Total Revenue		7,023,081	6,514,399

Expenditure
	Agriculture	1,328,542	837,288
	Community development	228,576	203,769
	Debt charges (note 9)	894,389	890,784
	Economic development	108,516	140,963
	Education	996,710	987,197
	Environment and natural resources	242,475	156,393
	Health	2,557,994	2,423,522
	Protection of persons and property	302,556	298,852
	Social services and assistance	794,159	783,623
	Transportation	328,400	337,282
	Other	347,173	363,755

Total Expenditure (note 10)		8,129,490	7,423,428

	Deficit from government service organizations	(1,106,409)	(909,029)
3	Income from government business enterprises	452,755	426,061

Deficit		(653,654)	(482,968)
Accumulated deficit, beginning of year		(8,708,064)	(8,225,096)
Adjustment to accumulated deficit (note 15)		77,831	--

Accumulated Deficit, End of Year (note 8)		$(9,283,887)	$(8,708,064)

(See accompanying notes)

Government of Saskatchewan
Summary Statement of Cash Flow

For the Year Ended March 31, 2003

		(thousands of dollars)
Schedule		2003	2002
Operating Activities
	Deficit	$(653,654)	$(482,968)
	Add (deduct) non-cash items
3	Income from government business enterprises	(452,755)	(426,061)
	Amortization of foreign exchange gains and losses	9,771	17,196
12	Net gain on other investments	(10,725)	(114,396)
	Reduction of loan/mortgage losses	(995)	(7,232)
	Dividends received from other investments	1,281	1,255
3	Dividends received from government business enterprises	506,922	458,628
13	Net change in non-cash operating activities	91,458	(97,297)

Cash Used for Operating Activities		(508,697)	(650,875)

Investing Activities
	Disposal of land held for resale	5,065	4,663
	Net (increase) decrease in loans and mortgages receivable	(13,221)	37,285
	Acquisition of other investments	(63,933)	(61,062)
	Disposition of other investments	66,710	256,096

Cash (Used for) Provided by Investing Activities		(5,379)	236,982

Financing Activities
	Proceeds from public debt	703,475	977,510
	Repayment of public debt	(284,475)	(852,825)
	Increase in other liabilities	3,060	38,645
	Increase in pension liabilities	23,682	39,836

Cash Provided by Financing Activities		445,742	203,166

Decrease in cash and temporary investments		(68,334)	(210,727)
Cash and temporary investments, beginning of year		673,326	884,053

Cash and Temporary Investments, End of Year		$604,992	$673,326

(See accompanying notes)

Government of Saskatchewan
Notes to the Summary Financial Statements
For the Year Ended March 31, 2003

1. Significant Accounting Policies

These Summary financial statements are prepared in accordance with generally accepted accounting principles for senior governments, as recommended by the Public Sector Accounting Board of the Canadian Institute of Chartered Accountants. The significant accounting policies are summarized below.

a) Reporting entity

The financial statements report the financial activities of organizations which are accountable for the administration of their financial affairs and resources either to a Minister of the Government or directly to the Legislative Assembly and which are owned or controlled by the Government.

Trusts administered by the Government are excluded from the reporting entity.

A listing of organizations included in the reporting entity is provided in schedule 14. Unless otherwise noted, the financial activities of all subsidiaries of these organizations have also been included.

b) Method of consolidation

The accounts of all government organizations, except those designated as government business enterprises, are consolidated after adjustment to a basis consistent with the accounting policies described in note 1(c). These organizations are referred to as government service organizations. Significant inter-organization balances and transactions are eliminated.

Government business enterprises are defined as self-sufficient organizations that have the financial and operating authority to sell goods and services to individuals and organizations outside the government reporting entity as their principal activity.

Government business enterprises are recorded using the modified equity method. The Government’s investment in government business enterprises, which is initially recorded at cost, is adjusted annually to include the net earnings/losses and certain other net equity changes of the enterprise without adjustment to conform with the accounting policies described in note 1(c). With the exception of dividends declared by March 31, inter-organization balances and transactions are not eliminated.

Financial results of government organizations whose fiscal year-ends are other than March 31 are adjusted for transactions having a significant impact on the consolidated operating results.

c) Basis of accounting

The accrual basis of accounting is used and specifically expressed as follows:

Revenue

Revenues are recorded on the accrual basis except for receipts from the federal government for corporate and personal income taxes, which are recorded on the cash basis. Government transfers are recognized as revenue in the period during which the transfer is authorized and any eligibility criteria are met.

Expenditure

Expenditures are recorded on the accrual basis and include the cost of tangible capital assets and inventories of supplies acquired during the year. Government transfers are recognized as expenditures in the period during which the transfer is authorized and any eligibility criteria are met.

Assets

Financial assets are those assets on hand at the end of an accounting period which could provide resources to discharge existing liabilities or finance future operations.

Temporary investments are recorded at cost which approximates market value.

Inventories held for resale are recorded at the lower of cost and net realizable value. Inventories of supplies are recorded as an expenditure in the period acquired.

Land held for resale is valued at the lower of cost or net realizable value, on an aggregate basis.

Deferred charges include issue costs and net discounts or premiums incurred on the issue of public debt. They are recorded at cost and amortized on a straight-line basis over the remaining life of the debt issue.

Deferred foreign exchange loss includes net unrealized foreign exchange gains and losses resulting from the conversion of debentures due and sinking funds held in a foreign currency to the Canadian dollar equivalent at the exchange rate in effect at March 31. Realized foreign exchange gains and losses are included in the surplus or deficit. Unrealized foreign exchange gains and losses are amortized on a straight-line basis over the remaining life of the debt issue.

Loans and mortgages receivable are initially recorded at cost. Where there has been a loss in value that is other than a temporary decline, the loan or mortgage is written down to recognize the loss. Interest is recognized on the accrual basis except where collection is uncertain. Interest is then recorded on the cash basis.

Other investments are made up of: equity investments; portfolio investments; bonds, debentures and other advances; and property holdings. Equity investments include government business partnerships. Other investments are accounted for by various methods as described below and are written down to their fair value when there is evidence of a permanent decline in value.

Equity investments exist when the Government holds shares of private or public companies and exercises significant influence but has less than a controlling interest or when the Government has shared control, as in government business partnerships. These investments are accounted for by the modified equity method. Using this method, the Government’s investment, which is initially recorded at cost, is adjusted for the Government’s share of the investee’s net earnings or losses and is reduced by dividends and partnership distributions received from these investments.

Government business partnerships are equity investments where there is a contractual arrangement between the Government and one or more partners outside the reporting entity and where these partners share, on an equitable basis, the significant risks and benefits associated with operating the partnership. These partnerships are self-sufficient organizations that have the financial and operating authority to sell goods and services to individuals and organizations outside the government reporting entity as their principal activity. Government business partnerships are recorded using the modified equity method.

Portfolio investments exist when the Government holds shares of private or public companies and does not exercise significant influence. Portfolio investments are recorded at cost, and dividends from these shares are recorded as income when receivable.

Bonds, debentures and other advances are recorded at amortized cost.

Tangible capital assets held by government service organizations are recorded as an expenditure in the period acquired. Capital assets held by government business enterprises, as disclosed in schedule 3, are generally recorded at cost and amortized on a straight-line basis over the estimated productive life of each asset.

Liabilities

Reported liabilities include obligations to individuals and organizations outside the government reporting entity as a result of transactions and events occurring prior to year-end. They consist of financial obligations to repay borrowing and to pay for goods and services acquired prior to year-end and revenue, where goods or services will be delivered in the future.

Unearned revenue is revenue that will be earned in a subsequent fiscal year and includes: revenue for Crown mineral leases; fees, permits and licences; and restricted funding from the federal government and other organizations.

Public debt consists of debt of government service organizations recorded net of amounts reimbursable from government business enterprises. Total public debt includes public debt and the debt of government business enterprises, as disclosed in schedule 3.

Public debt is recorded at par. Premiums, discounts and issue costs are recorded as deferred charges and are amortized on a straight-line basis over the remaining life of the debt issue.

Certain debenture issues require contributions to a sinking fund. These obligations are recorded at principal less sinking fund balances where applicable. Premiums and discounts on long-term investments within these sinking funds are amortized by the type of security on a constant yield basis.

Debt issues and sinking fund investments held in foreign currencies are converted to the Canadian dollar equivalent at the exchange rate in effect at March 31.

Pension liabilities are calculated using the projected benefit method prorated on services. Pension fund assets are valued at market related values. Changes in the pension liabilities as a result of estimation adjustments due to experience gains and losses and changes in actuarial assumptions are amortized on a straight-line basis over the expected average remaining service life of the related employee group. Gains or losses as a result of plan amendments are recognized in the period of the plan amendment.

Guaranteed debt includes guarantees of the Government made through specific agreements or legislation to repay promissory notes, bank loans, lines of credit, mortgages and other securities. Loss provisions on guaranteed debt are recorded when it is likely that a loss will occur. The amount of the loss provision represents the Government’s best estimate of future payments less recoveries. The loss provision is recorded as a liability and an expenditure in the year determined and is adjusted as necessary to ensure it equals the expected payout of the guarantee.

2. Cash and Temporary Investments

Temporary investments are generally for less than 30 days and have an average effective interest rate of 3.00 per cent.

3. Land Held for Resale

The estimated net realizable value of the Government’s land held for resale at March 31, 2003 is $211.5 million (2002 — $209.8 million).

4. Tangible Capital Assets

The Government has a significant investment in tangible capital assets that have a useful life of greater than one year. These assets are a key component in the delivery of government programs and provide on-going value to the public.

The Government’s tangible capital assets held by government service organizations are recorded as an expenditure in the period acquired and are not included in the Statement of Financial Assets, Liabilities, and Accumulated Deficit. In the current year, government service organizations acquired tangible capital assets in the amount of $323.6 million (2002 restated — $350.5 million).

The following table discloses the tangible capital assets held by government service organizations and does not include assets acquired by right or heritage assets. All recorded assets are disclosed at cost and are generally amortized on a straight-line basis over the estimated useful life of the asset.

								(thousands of dollars)
	2003								2002
	Land	Infra- structure[1]	Buildings	Machinery- Equipment	Vehicles	Capital Leases	Other[2]	Total	Total (restated)
Estimated useful life	Indefinite	15 years- Indefinite	3-50 years	1-40 years	2-20 years	Varies	1-50 years
Opening cost	$83,107	$2,973,137	$2,327,203	$736,098	$70,722	$69,455	$372,183	$6,631,905	$6,367,410
Reclassification[3]	(264)	--	42,861	5,416	5	332	(48,350)	--	--
Additions	1,220	133,666	30,613	38,753	7,382	19,938	92,000	323,572	350,505
Write-downs	--	--	(10,447)	--	--	--	--	(10,447)	(16,797)
Disposals	(132)	(38,532)	(18,402)	(10,486)	(6,340)	(887)	(15,056)	(89,835)	(69,213)
Closing Cost	83,931	3,068,271	2,371,828	769,781	71,769	88,838	400,777	6,855,195	6,631,905
Opening accumulated amortization	--	1,351,645	818,780	509,431	42,789	43,199	173,205	2,939,049	2,757,892
Reclassification[3]	--	--	1,267	1,665	--	(50)	(2,882)	--	--
Annual amortization	--	86,108	77,047	51,938	4,877	4,494	42,594	267,058	244,165
Write-downs	--	--	(5,370	(255)	--	--	(165)	(5,790	(1,941)
Disposals	--	(38,466)	(14,672)	(8,385)	(4,641)	(535)	(13,226)	(79,925)	(61,067)
Closing accumulated amortization	--	1,399,287	877,052	554,394	43,025	47,108	199,526	3,120,392	2,939,049
Net Book Value of Tangible Capital Assets	$83,931	$1,668,984	$1,494,776	$215,387	$28,744	$41,730	$201,251	$3,734,803	$3,692,856
 1Includes highways, bridges, and water control and irrigation projects. The value of northern airports and ferries is disclosed for the first time in 2002-03. Accordingly, the March 2002     figures have been restated to include these assets (net book value $8.4 million).
 2Includes construction in progress, computer software, furniture, office equipment and aircraft.
 3 Includes the reclassification of construction in progress completed during the period.

5. Measurement Uncertainty

Uncertainty in the determination of the amount at which an item is recognized in financial statements is known as measurement uncertainty. Such uncertainty exists when there is a variance between the recognized amount and another reasonably possible amount.

Measurement uncertainty exists in these financial statements in the accrual of pension obligations, non-renewable resources royalties, site restoration obligations, accident claims obligations and the federal government’s Equalization and Canada Health and Social Transfer payments. It also exists in the valuation of loans where repayment is contingent upon an organization’s cash flows. The uncertainty arises from factors such as the effect on accrued pension obligations of actual experience compared to actuarial estimations and assumptions; the effect on accrued royalties of price and production sensitivities in the royalty structures; the effect on site restoration obligations of actual experience compared to historical estimations and assumptions; the effect on accrued accident claims obligations of actual experience compared to actuarial estimations and assumptions; the effect on transfers from the federal government of changes in economic and demographic conditions in the Province and the country; and the effect of commodity prices on cash flows. Management considers that it is reasonably possible that changes in future conditions, occurring within one fiscal year, could require a material change in the amounts recognized.

6. Risk Management of Public Debt

The Government borrows funds in both domestic and foreign capital markets by issuing Government of Saskatchewan securities. As a result of these transactions, the Government is exposed to four types of risk: interest rate risk, foreign exchange rate risk, credit risk and liquidity risk.

To manage these risks, the Government maintains a preference for fixed rate Canadian dollar denominated debt. Where market conditions dictate that other forms of debt are more attractive, the Government seeks opportunities to use derivative financial instruments to reduce these risks. A derivative financial instrument is a contract whose value is based on the value of another asset or index.

Interest rate risk is the risk that the Government=s debt charges will increase due to changes in interest rates. This risk is managed by issuing debt securities at predominantly fixed rates of interest rather than at floating rates of interest. The Government seeks opportunities to effectively convert floating rate debt into fixed rate debt through the use of interest rate swaps. At March 31, 2003, 86.5 per cent (2002 — 85.3 per cent) of the Government=s gross public debt effectively carried a rate of interest that was fixed for greater than a one-year period.

Foreign exchange rate risk is the risk that the Government=s debt charges will increase due to a decline in the value of the Canadian dollar relative to other currencies. This risk is managed by maintaining a preference for issuing debt that is denominated in Canadian dollars. Where debt has been issued in foreign currencies, the Government seeks opportunities to effectively convert it into Canadian dollar debt through the use of cross currency swaps. At March 31, 2003, 83.3 per cent (2002 — 81.5 per cent) of the Government=s gross public debt is effectively denominated in Canadian dollars.

Credit risk is the risk that a loss may occur from the failure of another party to meet its obligations under a derivative financial instrument contract. This risk is managed by dealing only with counterparties with good credit ratings and by establishing limits on individual counterparty exposures and monitoring those exposures on a regular basis. At March 31, 2003, 100 per cent (2002 — 100 per cent) of the Government's counterparties held a Standard and Poor's credit rating of A or better.

Liquidity risk is the risk that the Government will not be able to meet its financial commitments over the short-term. This risk is managed by distributing debt maturities over many years, maintaining sinking funds on long-term debt issues and maintaining adequate cash reserves and short-term borrowing programs as contingent sources of liquidity.

Schedule 9 provides more detailed information on the Government's use of derivative financial instruments.

7. Retirement Benefits

The Government sponsors several defined benefit and defined contribution pension plans.

a) Pension Liabilities

Defined benefit pension plans provide benefits based on length of service and pensionable earnings. A typical defined benefit plan provides pensions equal to 2 per cent of a member’s average five years highest salary, multiplied by the years of service to a maximum of 35 years. Members contribute a percentage of salary, which may vary based on age, to their plan. Pensions and contribution rates are integrated with the Canada Pension Plan.

Actuarial valuations are performed at least triennially. These valuations are extrapolated by an actuary when a valuation is not done in the current fiscal year. Valuations are based on a number of assumptions about future events, such as inflation rates, interest rates, wage and salary increases and employee turnover and mortality. These assumptions reflect estimates of expected long-term rates and short-term forecasts. Estimates vary based on the individual plan.

The accrued benefit obligation is determined using the projected benefit method prorated on services. Pension fund assets are valued at market related values based on actual market values averaged over a four year period. In the periods between valuations, the actuary estimates the market related value of pension fund assets using expected long-term rates of return for the individual plans.

Defined contribution pension plans provide pensions based on accumulated contributions and investment earnings. Employees contribute a percentage of salary. The Government provides contributions at specified rates for employee current service.

Pension fund assets of government sponsored defined benefit and defined contribution plans are invested in fixed income securities, equities, real estate and short-term monetary items. The investment in Government of Saskatchewan securities is insignificant for all plans.

I) Government Service Organizations

i)     Defined benefit plans

The two main plans of government service organizations are the Teachers’ Superannuation Plan (TSP) and the Public Service Superannuation Plan (PSSP). Other plans include Judges of the Provincial Court Superannuation Plan (Judges), Saskatchewan Transportation Company Employees Superannuation Plan, Anti-TB League Employees Superannuation Plan and the Saskatchewan Pension Annuity Fund, an annuity underwriting operation. During the year, the Members of the Legislative Assembly Superannuation Fund was disestablished and the obligations for allowances payable is now part of the General Revenue Fund.

The TSP provides inflation protection equal to 80 per cent of the annual increase in the Consumer Price Index. Other plans provide inflation indexing at the discretion of the Lieutenant Governor in Council.

The Government is required to match member current service contributions for all plans except Judges and the PSSP. Separate pension funds are maintained for all plans except the PSSP and MLA, for which member contributions are received and pension obligations are paid directly by the Government.

Information on the defined benefit plans of government service organizations follows:

	2003						2002
	TSP	PSSP		Others		Total	Total
Plan status	closed	closed		closed	[1]	n/a	n/a
Member contribution rate, percentage of salary	7.85	7 - 9	[2]	5 - 9	[2]	n/a	n/a
Number of active members	5,269	1,920		79		7,268	7,424
Average age of active members, years	50.6	52.4		55.2		51.1	51.1
Former members entitled to deferred pension benefits	6,675	133		9		6,817	6,809
Number of superannuates and surviving spouses	9,533	5,809		2,147		17,489	17,249
Member contributions (thousands of dollars)	$20,978	$6,335		$342		$27,655	$28,637
Government contributions (thousands of dollars)	64,600	0		4,749		69,349	60,807
Benefits paid (thousands of dollars)	234,500	94,165		7,105		335,770	323,481

1 Judges is open to new membership, all other plans are closed.
2 Contribution rate varies based on age upon joining the plan.

The assumptions used to determine the actuarial value of the accrued benefit obligation and pension fund assets for TSP and PSSP are as follows:

	TSP	PSSP
Rate of compensation increase	3.50%	4.00%
Expected long-term rate of return on plan assets	7.50%	n/a
Discount rate	7.50%	6.25%
Inflation rate	3.00%	3.00%

Based on the latest actuarial valuation, extrapolated to March 31, 2003, the present value of accrued pension benefits and the market related value of pension fund assets are shown in the table below:

						(thousands of dollars)
		2003					2002
Plan Name	Actuarial Valuation Date	Accrued Benefit Obligation	Pension Fund Assets	Net Obligation	Unamortized Estimation Adjustments [1]	Pension Liabilities	Pension Liabilities
TSP[2]	Jun. 30/01	$3,775,556	$1,782,555	$1,993,001	$507,873	$2,500,874	$2,538,408
PSSP	Dec. 31/02	1,608,122	--	1,608,122	(213,529)	1,394,593	1,340,936
Others	Various	229,758	144,511	85,247	(4,549)	80,698	73,139
Total		$5,613,436	$1,927,066	$3,686,370	$289,795	$3,976,165	$3,952,483

1 Amortized to income over 1 to 13 years, the estimated average remaining service life of active plan members at the time the estimation adjustment arises. The net estimation adjustment loss during the year is $60.3 million.
2 The TSP accrued benefit obligation includes a liability of $77.8 million (2002 — $78.0 million) relating to the TSP disability provision.

At March 31, 2003, the market value of plan investments was $1.6 billion (2002 — $1.9 billion). Of this amount, 43.5 per cent (2002 — 43.7 per cent) was invested in fixed income securities and 46.4 per cent (2002 — 50.7 per cent) in equity investments.

The TSP’s actual rate of return on plan assets was (9.0) per cent (2002 — 4.9 per cent).

ii) Joint Trusteeship Plan

The Government also participates in the Saskatchewan Heathcare Employees’ Pension Plan (SHEPP) a joint trusteeship pension plan, for employees of its twelve Regional Health Authorities.

SHEPP was established on December 31, 2002 through a Trust Agreement (Agreement) between the Saskatchewan Association of Health Organizations (SAHO) and unions representing plan members. Under the Agreement, an eight member joint board of trustees (four employer trustees appointed by SAHO and four employee trustees appointed by unions representing health care workers) operates and administers the plan.

Prior to December 31, 2002, this plan operated as the Saskatchewan Association of Health Organizations Retirement Plan and was governed by SAHO’s Board of Directors.

At December 31, 2002, audited financial statements for the plan report a benefit obligation of $1.796 billion. This approximates the market related value of the plan’s assets.

The Government contributes to the plan at the ratio of 1.12 to 1 of employee contributions. Any actuarially determined deficiency is the responsibility of participating employers and employees in the ratio of 1.12 to 1.

During the year, Government participating employer contributions to the plan were $35.5 million (2002 — $32.4 million). This represents approximately 93% of the employer contributions to the plan.

iii)     Defined contribution plans

The two main multi-employer defined contribution plans sponsored by the Government are the Public Employees Pension Plan (PEPP) and the Capital Pension Plan (Capital). The Government provides contributions to the plans at specified rates for employee current service. The Government also contributes to the Saskatchewan Teachers’ Retirement Plan (STRP), sponsored by the Saskatchewan Teachers’ Federation and to the Regina Civic Employees Superannuation and Benefit Plan (RCESP)2. The Government has fully funded its share of contributions to the defined contribution plans.

Information on the defined contribution plans of government service organizations follows:

	2003								2002 (Restated)
	Government Sponsored
	PEPP		Capital		RCESP [2]		STRP	Total	Total
Plan status	open		open		open		n/a	n/a	n/a
Member contribution rate, percentage of salary	5 - 6.35	[1]	5 - 5.5	[1]	6.3 - 7.9	[1]	n/a	n/a	n/a
Government contribution rate, percentage of salary	6.25 - 6.35	[1]	5.5 - 6	[1]	6.3 - 7.9	[1]	n/a	n/a	n/a
Government Service Organization participation:
Number of active members	20,333		605		1,551		n/a	22,489	21,187
Number of inactive members	9,662		15		n/a		n/a	9,677	8,725
Member contributions (thousands of dollars)	$39,819		$1,632		$3,881		n/a	$45,332	$39,971
Government contributions (thousands of dollars)	40,222		1,736		3,861		$27,966	73,785	65,750

1 Contribution rate varies based on employee group.
2Certain employees of the Regina Qu’Appelle Regional Health Authority participate in the RCESP which was established through a City of Regina bylaw. All costs are equally shared by the employees and employers. At December 31, 2002, audited financial statements for the plan report a benefit obligation of $600 million. This approximates the market related value of the plan’s assets. As the RCESP is a multi-employer defined benefit pension plan, the plan is accounted for on a defined contribution basis and the Government’s pension expenditure reflects its contributions to the plan.

iv) Pension expenditure

Pension expenditure for government service organizations is allocated to education expenditure, health expenditure and other expenditure. Pension interest expenditure is included in debt charges. The total pension expenditure of government service organizations includes the following:

	(thousands of dollars)
	2003	2002 (Restated)
Defined benefit plans:
Current period benefit cost	$88,478	$73,114
Amortization of estimation adjustments	(116,169)	(89,196)
	(27,691)	(16,082)
Employee contributions	(27,655)	(28,637)
	(55,346)	(44,719)
Cost of financing unfunded pension obligation (pension interest expenditure)	236,191	231,670
Total pension expenditure, defined benefit plans	180,845	186,951
Other plans:
Total pension expenditure, joint trusteeship plan	35,507	32,376
Total pension expenditure, defined contribution plans	73,785	65,750

Total Pension Expenditure	$290,137	$285,077

II) Government Business Enterprises

i)     Defined benefit plans

The two main defined benefit plans of government business enterprises are the Power Corporation Superannuation Plan (SaskPower) and the Saskatchewan Telecommunications Pension Plan (SaskTel). Other plans include Saskatchewan Government Insurance Superannuation Plan, Liquor Board Superannuation Plan, and the Workers’ Compensation Board Superannuation Plan.

The Government contributes the amount necessary to fund the payment of pension benefits.

Information on the defined benefit plans of government business enterprises follows:

	2003							2002
	SaskPower		SaskTel		Others		Total	Total
Plan status	closed		closed		closed		n/a	n/a
Member contribution rate, percentage of salary	6 - 9	[1]	7 - 9	[2]	6.5 - 9	[2]	n/a	n/a
Number of active members	622		757		155		1,534	1,649
Number of former members, superannuates and surviving spouses	1,736		1,606		486		3,828	3,767
Member contributions (thousands of dollars)	$1,996		$2,578		$430		$5,004	$5,051
Government contributions (thousands of dollars)	734		35		2,099		2,868	2,619
Benefits paid (thousands of dollars)	38,755		43,276		7,725		89,756	84,195

1 Contribution rate varies based on age upon joining the plan and employee group.
2 Contribution rate varies based on age upon joining the plan.

The assumptions used to determine the amounts under the defined benefit plans are as follows:

Rate of compensation increase	2.20% - 4.00%
Expected long-term rate of return on plan assets	6.20% - 7.25%
Discount rate	6.20% - 6.50%
Inflation rate	2.20% - 3.00%

Based on the latest actuarial valuations extrapolated to December 31, 2002 the present value of accrued pension benefits and the market related value of pension fund assets are shown in the table below:

					(thousands of dollars)
		2003
Plan Name	Actuarial Valuation Date	Accrued Benefit Obligation	Fair Value of Assets	Plan Deficit	Unamortized Amounts*	Pension (Surplus) Liabilities
SaskPower	Sept. 30/02	$671,529	$624,903	$46,626	$67,988	$(21,362)
SaskTel	Dec. 31/01	817,202	695,604	121,598	165,433	(43,835)
Others	Various	119,510	90,846	28,664	5,035	23,629
Total		$1,608,241	$1,411,353	196,888	$238,456	$(41,568)

* Includes unamortized transitional assets, unamortized (gains) losses and unamortized past service costs.

At December 31, 2002, 48.0 per cent (2001 — 45.6 per cent) of pension plan assets were invested in fixed income securities and 43.5 per cent (2001 — 45.6 per cent) in equity investments.

ii)     Defined contribution plans

Information on the defined contribution plans of government business enterprises follows:

	2003				2002
	PEPP		Capital	Total	Total
Plan status	open		open	n/a	n/a
Member contribution rate, percentage of salary	5 - 6.35	[1]	5 - 5.5	n/a	n/a
Number of active members	8,004		2,118	10,122	9,789
Number of inactive members	2,841		61	2,902	2,584
Member contributions (thousands of dollars)	$17,511		$4,553	$22,064	$20,042
Government contributions (thousands of dollars)	21,944		4,449	26,393	24,075

1 Contribution rate varies based on employee group.

iii) Pension expense

Pension expense and pension interest expense for government business enterprises are included in income from government business enterprises. The pension expense (income) for the year for the defined benefit plans is $(9.8) million (2002 — $(28.2) million) and $26.4 million (2002 — $24.1 million) for the defined contribution plans.

b) Other Future Benefit Plans

Other future benefit plans of government business enterprises include defined benefit severance plans for management employees, union employees and the supplementary superannuation plan. The present value of accrued benefits is $38.9 million (2002 — $40 million) and the accrued benefit liability is $21.4 million (2002 — $20.9 million).

8. Reserves

The accumulated deficit of $9,283.9 million consists of an unallocated deficit component of $9,295.8 million and the Environmental Protection Reserve of $11.9 million. The Environmental Protection Reserve was created to provide contingency funding to mitigate unforeseen environmental problems related to uranium milling. The reserve is maintained at its March 31, 1992 balance.

9. Debt Charges

	(thousands of dollars)
	2003	2002
Total interest costs	$1,147,426	$1,126,774
Interest reimbursed from government business enterprises	(269,487)	(260,838)
Other costs	16,450	24,848
Total Debt Charges	$894,389	$890,784

10. Expenditure by Object

	(thousands of dollars)
	2003	2002
Transfers	$2,692,115	$2,893,844
Salaries and benefits	2,069,691	1,948,000
Operating costs	1,006,134	965,686
Debt charges	894,389	890,784
Tangible capital asset acquisitions	323,572	350,505
Other	1,143,589	374,609
Total Expenditure	$8,129,490	$7,423,428

11. Comparison of Planned to Actual Results

		(thousands of dollars)
	2003		2002
	Planned	Actual	Actual
Surplus of the General Revenue Fund	$45	$860	$1,098
Income from government business enterprises		452,755	426,061
Deficit of other government service organizations		(105,871)	(297,248)
Dividends received from government organizations included in the surplus figures		(829,545)	(658,628)
above
Adjustments to conform to the basis of accounting described in note 1(c)		(171,853)	45,749
Deficit		$(653,654)	$(482,968)

The planned and actual figures are before elimination of inter-organization transactions.

12. Contingencies

Guaranteed debt

Debt of $319.9 million (2002 restated — $401.1 million) is guaranteed by the Government. Schedule 10 provides a listing of guaranteed debt.

Lawsuits

Up to $63.5 million may be paid depending on the outcome of lawsuits in progress.

Indian and Northern Affairs Canada

The Government pays for certain social services provided to status Indians and submits claims to the federal government for the cost of these services. The Government believes these costs are the responsibility of the federal government and that these costs are fully reimbursable. However, the federal government denies responsibility for a portion of these costs.

The Government is unable to determine whether the outstanding amounts will be reimbursed. The Government will account for any recovery resulting from the resolution of this contingency at the time of settlement. No provision for such a recovery has been made in these financial statements.

Other

Other contingencies of $3.1 million may be paid depending on the outcome of future events.

13. Commitments

Significant financial commitments include:

  forward purchase commitments of $1,925.2 million for coal contracted for future minimum deliveries valued at current prices;
  forward purchase commitments of approximately $4,700 million for power over the next 25 years;
  treaty land entitlement agreement commitments valued at approximately $48.3 million;
  other commitments of $517.3 million which include commitments of $19.3 million for agriculture, $19.7 million for community development, $55.3 million for economic development, $62.0 million for education, $59.3 million for health, $115.5 million for social services and assistance, and $67.0 million for transportation; and
  operating and capital lease obligations as follows:
		(thousands of dollars)
	Operating	Capital
Future minimum lease payments
2003-04	$ 71,017	$ 20,403
2004-05	74,752	19,181
2005-06	61,109	17,335
2006-07	49,462	14,779
2007-08	40,958	11,716
Thereafter	33,521	64,701
	330,819	148,115
Interest and executory costs	--	(67,217)
Total Lease Obligations	$ 330,819	$ 80,898

Total operating lease obligations include $191.7 million for government service organizations and $139.1 million for government business enterprises.

Total capital lease obligations include $61.6 million for government service organizations (schedule 6) and $19.3 million for government business enterprises.

14. Trust Funds

Trust funds are property held and administered on behalf of beneficiaries. Trust assets are not owned by the Government and the Government has no equity in the funds. Therefore, trust funds are not included in the reporting entity.

Fund balances held and administered by the Government at March 31, 2003, are as follows:

	(thousands of dollars)
	2003	2002 (Restated)
Superannuation funds and pension plans[1]	$7,470,428	$8,108,961
Public Trustee's Trust Account	121,788	139,542
Other trusts	36,371	30,161
Total Trust Funds	$7,628,587	$8,278,664

1 The balance reflects the latest financial statements of the funds and plans closest to March 31, 2003.

15. Adjustment to Accumulated Deficit

During 2002-03, a government business partnership adopted the asset and liability method of accounting for income taxes as recommended by the Canadian Institute of Chartered Accountants (CICA). As a result, the Government recorded an increase in other investments of $77.8 million and a corresponding decrease in the accumulated deficit. The comparative figures have not been restated. The effect of this change in accounting policy in the current year is a decrease in investment income of $3.3 million.

16. Comparative Figures

Certain of the 2002 comparative figures have been reclassified to conform with the current year’s presentation.

Government of Saskatchewan
Schedules to the Summary Financial Statements

For the Year Ended March 31, 2003

Schedule 1 — Accounts Receivable

	(thousands of dollars)
	2003	2002
Taxation	$155,407	$159,888
Non-renewable resources	137,522	123,961
Other own-source revenue	480,160	448,145
Transfers from the federal government	154,333	54,998

	927,422	786,992
Provision for loss	(81,773)	(78,837)

Total Accounts Receivable	$845,649	$708,155

Schedule 2 — Loans and Mortgages Receivable

	(thousands of dollars)
	2003	2002
Agricultural loans	$67,111	69,829
Student loans	59,602	37,536
Other loans	58,292	63,959
Mortgages	4,190	4,650

	189,195	175,974
Provision for loss	(62,803)	(63,798)

Total Loans and Mortgages Receivable	$126,392	$112,176

See page 59 for additional information.

Loans and Mortgages Receivable

Agricultural Loans

Capital loan program

The Government holds $51.5 million (2002 — $64.0 million) in loans under the Capital loan program. These loans are repayable over terms not exceeding twenty-five years and bear interest at rates between 5.0 per cent and 13.5 per cent (2002 — 6.0 to 13.5 per cent). Security on individual loans varies and may include mortgages on real property, security agreements and guarantees. The program operates under The Agricultural Credit Corporation of Saskatchewan Act. A loss provision of $17.1 million (2002 — $21.0 million) has been recorded on these loans.

Other agricultural loans

The Government holds $15.6 million (2002 — $5.8 million) in loans under various other agricultural loan programs. The interest on these loans ranges from 5.0 to 10.5 per cent (2002 — 3.4 to 10.5 per cent). Generally, the loans are secured by promissory notes and, where applicable, by guarantees or general security arrangements. A loss provision of $4.3 million (2002 — $3.2 million) has been recorded on these loans.

Student Loans

The program operates under the authority of The Student Assistance and Student Aid Fund Act, 1985. Loans are interest-free until the discontinuance of full-time studies or graduation. Interest rates are prescribed by the Minister of Learning. Special incentive loan remission grants, student bursaries, scholarships, study grants and other varieties of loan forgiveness are available to students who meet specific criteria.

A Risk Sharing Student Loans Agreement between the Government and a bank was signed in March 1996. This Agreement covers loans approved between August 1, 1996 and July 31, 2001. The Government retained responsibility for loan approval. Loans approved are lender-financed, disbursed, managed and collected by the bank. The Government pays a risk premium of 5.0 per cent to the bank when loans become repayable.

In June 2001, the Government entered into an agreement with the federal government to integrate the federal and provincial student loans programs. This agreement is effective for loans approved on or after August 1, 2001 and establishes the Government as financier of the program. The Government approves applications for both provincial and federal loans. Disbursement, administration and collection of loans is contracted to external agencies.

A loss provision of $19.5 million (2002 — $12.0 million) has been recorded on these loans.

Other Loans

The Government’s loan portfolio also consists of numerous other loans at various interest rates. Maturities on these loans extend to 2022. A loss provision of $21.7 million (2002 — $27.3 million) has been recorded on these loans.

Mortgages

Mortgages were provided pursuant to The Saskatchewan Housing Corporation Act. These housing mortgages are repayable, at various interest rates, over terms not exceeding thirty-five years. Security on the mortgages may include promissory notes or charges against residential property. A loss provision of $0.2 million (2002 — $0.3 million) has been recorded on these mortgages.

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 3 — Investment in Government Business Enterprises

(thousands of dollars)
	SaskEnergy Incorporated Dec. 31, 2002		Saskatchewan Power Corporation Dec. 31, 2002	Saskatchewan Telecom- municiations Holding Corporation December 31, 2002	Liquor and Gaming Authority Mar. 31, 2003	Saskatchewan Gaming Corporation Mar. 31, 2003
Assets
Cash and temporary investments
Due from government organizations	$				23,047
Other		1,831	93,133	34,367	3,061	21,236
Accounts receivable
Due from government organizations				97,648
Other		119,507	150,656	3,308	27,616	469
Inventories		5,329	103,671	12,997	15,140	179
Prepaid expenses			19,137		5,517	757
Long-term investments
In the Government				22,951
Other		15,832	21,936	936,290
Capital assets		1,025,266	3,185,213		80,250	61,036
Other assets
Due from government organizations			4,500
Other		147,778	46,051	113,258	3,202

Total Assets		1,315,543	3,624,297	1,220,819	157,833	83,677

Liabilities
Accounts payable and accrued liabilities
Due to government organizations		13,955	58,141	7,588
Other		107,081	168,733	89,581	36,150	10,031
Dividends payable to government organizations		4,460	19,354	5,265	95,244	32,013
Debt
Owing to government organizations		786,980	1,788,784	427,419
Other		4,816	97,060	1,009		33,398
Unearned revenue
Received from government organizations		2,371
Other		101,716	308,151	30,406
Unpaid insurance claims
Other liabilities				11,871	26,135	8,235

Total Liabilities		1,021,379	2,440,223	573,139	157,529	83,677

Net Assets (Liabilities)		$294,164	1,184,074	647,680	304	--

Revenue
Revenue from operations		$642,914	1,111,624	850,138	661,698	86,259
Transfers from government organizations		11,626	17,560	43,116

Total Revenue		654,540	1,129,184	893,254	661,698	86,259

Expenses
Expenses from operations		575,656	759,212	732,630	336,231	54,246
Transfers to government organizations		72,020	243,271	55,084

Total Expenses[3]		647,676	1,002,483	787,714	336,231	54,246

Income (loss) before non-recurring items		6,864	126,701	105,540	325,467	32,013
Non-recurring items				(40,394)

Net Income (Loss)		6,864	126,701	65,146	325,467	32,013
Retained earnings - beginning of year,
as previously reported		220,969	479,719	391,127	2,619	--
Restatement of prior years					897
Dividends to government organizations		(4,460)	(82,339)	(58,631)	(328,679	(32,013

Retained earnings (deficit) - end of year		223,373	524,081	397,642	304	--
Equity advances/share capital		71,531	659,993	250,000

Investment in Government Business Enterprises		294,904	1,184,074	647,642	304	--
Other equity[4]		(740)		38

Net Assets (Deficiency)		$294,164	1,184,074	647,680	304	--

See page 62 for additional information.
1 Adjustments include:

  reclassifying dividends paid by March 31, 2003;
  reclassifying cross currency swaps of Saskatchewan Power Corporation; and
  reversing the loss recognized by Municipal Financing Corporation for a premium paid to a government service organization on an exchange of debt.

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 3 — Investment in Government Business Enterprises

(thousands of dollars)
	Municipal Financing Corporation of Saskatchewan Dec. 31, 2002	Saskatchewan Government Insurance Dec. 31, 2002	Saskatchewan Auto Fund Dec. 31, 2002	Workers' Comspensation Board (Saskatchewan)[2] Dec. 31, 2002
Assets
Cash and temporary investments
Due from government organizations
Other	2,554	30,280	76,545	25,916
Accounts receivable
Due from government organizations		3,860	7,589	8,959
Other	936	67,026	94,483	28,264
Inventories
Prepaid expenses		65,411	18,189
Long-term investments
In the Government		5,522	9,339	6,374
Other	22,179	265,997	674,229	777,195
Capital assets		10,893	42,305	20,302
Other assets
Due from government organizations
Other		1,243
Total Assets	25,669	450,232	922,679	867,010
Liabilities
Accounts payable and accrued liabilities
Due to government organizations	402	11,921	24,409	7,435
Other	4	16,214	12,426	23,281
Dividends payable to government organizations
Debt
Owing to government organizations	15,075
Other
Unearned revenue
Received from government organizations
Other		128,942	217,498
Unpaid insurance claims		206,155	665,522	778,461
Other liabilities		1,916		101,328
Total Liabilities	15,481	365,148	919,855	910,505
Net Assets (Liabilities)	10,188	85,084	2,824	(43,495)
Revenue
Revenue from operations	2,361	227,923	509,655	188,890
Transfers from government organizations			3,571	13,669
Total Revenue	2,361	227,923	513,226	202,559
Expenses
Expenses from operations	313	227,626	473,740	288,594
Transfers to government organizations	2,706	9,060	38,631	7,435
Total Expenses[3]	3,019	236,686	512,371	296,029
Income (loss) before non-recurring items	(658)	(8,763)	855	(93,470)
Non-recurring items
Net Income (Loss)	(658)	(8,763)	855	(93,470)
Retained earnings - beginning of year,
as previously reported	10,846	38,847	1,969	49,975
Restatement of prior years
Dividends to government organizations
Retained earnings (deficit) - end of year	10,188	30,084	2,824	(43,495)
Equity advances/share capital		55,000
Investment in Government Business Enterprises	10,188	85,084	2,824	(43,495)
Other equity[4]
Net Assets (Deficiency)	10,188	85,084	2,824	(43,495)

2 Net assets are restricted as disclosed on page 62.
3 Total expenses include debt charges, net of sinking fund earnings, of $238.3 million (2002 - $290.7 million). Interest in the amount of $245.8 million
4Other equity consists of unrealized gains (losses) on translation of self-sustaining foreign operations, which have no impact on the Government’s investment.

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 3 — Investment in Government Business Enterprises

(thousands of dollars)
	Saskatchewan Government Growth Fund Management Corporation Dec. 31, 2002	Adjustments[1]	Total 2003	Total 2002
Assets
Cash and temporary investments
Due from government organizations			$23,047	$32,348
Other	1,655	(29,879)	260,699	361,709
Accounts receivable
Due from government organizations			118,056	15,432
Other	1,167		493,432	568,835
Inventories			137,316	129,155
Prepaid expenses			109,011	134,876
Long-term investments
In the Government			44,186	23,921
Other	1,358		2,715,016	1,845,970
Capital assets	4		4,425,269	5,158,525
Other assets
Due from government organizations			4,500	4,000
Other		(12,334)	299,198	260,016
Total Assets	4,184	(42,213)	8,629,730	8,534,787
Liabilities
Accounts payable and accrued liabilities
Due to government organizations			123,851	120,764
Other	485		463,986	461,302
Dividends payable to government organizations	800	(29,879)	127,257	92,703
Debt
Owing to government organizations		(21,489)	2,996,769	3,100,193
Other			136,283	136,051
Unearned revenue
Received from government organizations			2,371	2,375
Other			786,713	736,929
Unpaid insurance claims			1,650,138	1,500,866
Other liabilities			149,485	135,858
Total Liabilities	1,285	(51,368)	6,436,853	6,287,041
Net Assets (Liabilities)	2,899	9,155	$2,192,877	$2,247,746
Revenue
Revenue from operations	3,358		$4,284,820	$4,161,695
Transfers from government organizations			89,542	75,794
Total Revenue	3,358	--	4,374,362	4,237,489
Expenses
Expenses from operations	3,765	993	3,453,006	3,403,562
Transfers to government organizations			428,207	407,866
Total Expenses[3]	3,765	993	3,881,213	3,811,428
Income (loss) before non-recurring items	(407)	(993)	493,149	426,061
Non-recurring items			(40,394)	--
Net Income (Loss)	(407)	(993)	452,755	426,061
Retained earnings - beginning of year,
as previously reported	4,105	11,038	1,211,214	1,421,845
Restatement of prior years		(897)	--	(178,064)
Dividends to government organizations	(800)		(506,922)	(458,628)
Retained earnings (deficit) - end of year	2,898	9,148	1,157,047	1,211,214
Equity advances/share capital	1	7	1,036,532	1,036,532
Investment in Government Business Enterprises	2,899	9,155	2,193,579	2,247,746
Other equity			(702)	--
Net Assets (Deficiency)	2,899	9,155	$2,192,877	$2,247,746

Government of Saskatchewan
Schedules to the Summary Financial Statements

SaskEnergy Incorporated (SaskEnergy)

SaskEnergy promotes, transports, stores and distributes natural gas in Saskatchewan.

Saskatchewan Power Corporation (SaskPower)

SaskPower generates, purchases, transmits, distributes and sells electricity and related products and services.

Saskatchewan Telecommunications Holding Corporation (SaskTel)

SaskTel markets and supplies a range of voice, data, internet, wireless, text, image and entertainment products, systems and services. Through interconnection agreements, SaskTel is part of the national and global communications network.

Liquor and Gaming Authority (SLGA)

SLGA’s main functions are to control the manufacture and distribution of beverage alcohol throughout the Province, to oversee the licencing of all establishments selling alcohol in the Province and to maintain the integrity of all licenced gaming while ensuring maximum benefit to Saskatchewan charities.

Saskatchewan Gaming Corporation (SGC)

SGC manages and operates Casino Regina and Casino Moose Jaw.

Municipal Financing Corporation of Saskatchewan (MFC)

MFC’s objective is to assist municipalities in financing their capital requirements.

Saskatchewan Government Insurance (SGI) & Saskatchewan Auto Fund (Auto Fund)

SGI’s competitive general insurance business, SGI CANADA, offers a comprehensive line of home, tenant, farm, automobile extension and commercial coverages.

The Auto Fund, the provincial compulsory vehicle insurance program, is administered by SGI on behalf of the Government. Any net assets of the Auto Fund are held on behalf of Saskatchewan’s motoring public and are not used for the payment of dividends to the General Revenue Fund.

Workers’ Compensation Board (Saskatchewan) (WCB)

WCB provides workers’ compensation insurance to Saskatchewan workers and employers. Any net assets of the WCB cannot be used for the payment of dividends to the General Revenue Fund.

Saskatchewan Government Growth Fund Management Corporation (SGGF)

SGGF participates in the federal government’s Immigrant Investor Program to acquire lower cost capital for commercial investment in Saskatchewan. Investment funds are raised through eight subsidiary fund companies and are managed by Crown Capital Partners Inc., a fund manager.

In March 1999, the Immigrant Investor Program ended. However, with a significant number of subscribers yet to complete their subscription requirements, the funds will require management by SGGF for at least the next six years.

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 4 — Other Investments

	(thousands of dollars)
	2003	2002
Equity Investments
Government Business Partnerships	$81,438	$(11,446)
Saskferco Products Inc.	116,055	109,303
Meadow Lake OSB Limited Partnership	27,478	250
Other	40,963	38,511
	265,934	136,618

Portfolio Investments
HARO Financial Corporation	68,000	68,000
Other	36,876	43,814
	104,876	111,814

Bonds, Debentures and Other Advances
HARO Financial Corporation	139,029	171,141
Meadow Lake Pulp Limited Partnership	158,361	150,361
Other	51,746	65,995
	349,136	387,497

Property Holdings	5,509	5,028
Total Other Investments	$725,455	$640,957

See pages 64-66 for additional information.

Government Business Partnerships

The Government has invested in government business partnerships to promote economic growth and provide an economic return. At March 31, 2003, the Government’s investment in government business partnerships includes:

  a 50 per cent interest in NewGrade Energy Inc., which operates a heavy oil upgrading plant in Regina;
  a 35 per cent interest in Centennial Foods Partnership, a value-added food manufacturing and distribution business in Saskatoon;
  a 33.3 per cent interest in Foragen Technologies Limited Partnership, a venture capital fund which provides seed capital to technology corporations; and
  a 50 per cent interest in Meadow Lake Pulp Limited Partnership, which operates a pulp mill near Meadow Lake.

Condensed Financial Information for Government Business Partnerships

	(thousands of dollars)
	2003	2002
Assets
Capital assets	$256,826	$284,836
Other assets	488,855	269,694
Total Assets	745,681	554,530
Liabilities
Debt
Owing to government organizations	599,357	550,506
Other	212,585	243,849
Other liabilities	160,669	114,206
Total Liabilities	972,611	908,561
Net Liabilities	$(226,930)	$(354,031)
Operating Results
Revenue	$1,317,848	$1,095,858
Expenses	1,351,710	1,140,889
Net Operating Results	(33,862)	(45,031)
Net Operating Deficiency - beginning of year	(528,318)	(483,286)
Effect of prior period adjustment	155,662	--
Net Operating Deficiency - end of year	(406,518)	(528,317)
Equity advances/share capital (net of partnership distributions)	179,588	174,286
Net Deficiency	$(226,930)	$(354,031)
Investment in Government Business Partnerships
Government's share of Net Operating Deficiency - end of year	$(201,821)	$(263,631)
Government's investment [1]	93,324	90,051
Adjustments [2]	189,935	162,134

Total Investment in Government Business Partnerships[3]	$81,438	$(11,446)

1Government’s investment includes the Government’s initial investment net of partnership distributions as well as subsequent cash injections provided under various terms and conditions.
2Adjustments include:
    - elimination of expenditures included in the Government’s share of accumulated operating deficiency above and also consolidated as part of the operations of government service organizations; and
    - recording additional operating expenditures incurred by the Government’s subsidiaries through which the Government has made these investments.
3Total investment in government business partnerships includes:

	(thousands of dollars)
	2003	2002
NewGrade Energy Inc.	$109,553	$14,931
Centennial Foods Partnership	17,984	19,614
Foragen Technologies Limited Partnership	4,144	2,275
Meadow Lake Pulp Limited Partnership	(50,243)	(48,266)
	$81,438	$(11,446)

Saskferco Products Inc. (Saskferco)

The Government holds a 49.0 per cent voting interest in Saskferco, a nitrogen fertilizer plant in Belle Plaine.

Meadow Lake OSB Limited Partnership (ML OSB)

The Government entered into a limited partnership, ML OSB, with Tolko Industries Ltd., Meadow Lake OSB Mill Corporation and Northwest Communities Wood Products Ltd. for the purpose of constructing and operating an oriented strand board facility in Saskatchewan. The Government has fulfilled its commitment to invest up to $27.5 million in ML OSB representing a 25 per cent ownership interest.

HARO Financial Corporation (HARO)

In 1992, the Government entered into a Term Loan agreement with HARO Financial Corporation (HARO). The loan was for an initial five-year term with a maximum of four five-year renewal terms at the option of HARO. In 2002, the Government agreed to renew this loan for a third five-year term. Annual interest rates on the loan are fixed at the start of each renewal term. For the third five-year term, the interest rate on the loan is 5.50 per cent compounded annually.

Security for the loan is 100 per cent of HARO’s assets, which consist primarily of HARO’s 65.2 per cent interest in Crown Life Insurance Company (Crown Life) shares.

Payment of principal and interest is subject to available cash flow as defined in the loan agreement. Due to collection uncertainty, the Government will record interest income when payments are received. The Government’s total interest deferred and owing at March 31, 2003 is $185.7 million (2002 — $172.6 million).

All unpaid principal and interest is due on December 15, 2017. On that date, any amounts outstanding will convert to 100 per cent of HARO equity shares. The Government has a unilateral right, prior to December 15, 2017, to convert no less than 25 per cent of the loan to either HARO non-voting, HARO voting or Crown Life shares. Any conversion may be subject to regulatory approval.

In 1995, the Government exercised its right to convert $68.0 million of its advances into 68,000,000 non-voting, fully participating equity shares of HARO. Ownership of the 68,000,000 of HARO’s Class B non-voting common shares entitles the Government to a maximum of 100 per cent of participation rights with respect to dividends and remaining property of HARO on its liquidation or dissolution. Subject to regulatory approval, the Government has a unilateral right to exchange at any time the Class B shares for voting shares or HARO’s assets.

Meadow Lake Pulp Limited Partnership (MLPLP)

In addition to its equity interest in MLPLP, the Government has also provided the following loans:

  Participating Debenture of $99.0 million (2002 — $99.0 million) bearing interest at 11.15 per cent calculated on October 31 of each year;
  Term Loan of $20.0 million (2002 — $20.0 million) bearing interest at prime plus 2.0 per cent, which is 6.75 per cent at March 31, 2003 (2002 — 5.75 per cent). Any interest outstanding and not paid on October 31 of each year is added to the principal balance;
  Contingency Loan of $10.9 million (2002 — $10.9 million) bearing interest at prime plus 1.0 per cent, which is 5.75 per cent at March 31, 2003 (2002 — 4.75 per cent). Any interest outstanding and not paid on October 31 of each year is added to the principal balance;
  Guarantee Advance of $8.0 million (2002 — $8.0 million) bearing interest at prime plus 1.0 per cent, which is 5.75 per cent at March 31, 2003 (2002 — 4.75 per cent). Any interest outstanding and not paid on October 31 of each year is added to the principal balance;
  Cash Flow Loan of $10.5 million (2002 — $10.5 million) bearing interest at prime plus 1.0 per cent, which is 5.75 per cent at March 31, 2003 (2002 — 4.75 per cent). Any interest outstanding and not paid on October 31 of each year is added to the principal balance; and
  Guarantee Loan of $10.0 million (2002 — $2.0 million) bearing interest at prime plus 1.0 per cent, which is 5.75 at March 31, 2003. Any interest outstanding and not paid on October 31 of each year is added to the principal balance.

The Government records, as a separate loan (Interest Loan), the accrued interest receivable from the Participating Debenture. Interest on the Interest Loan, at 11.15 per cent, is calculated on October 31 of each year and is added to the principal balance outstanding on the loan. Interest income earned and forming part of the Interest Loan is recorded as deferred interest income due to the uncertainty of collection. The deferred interest income will be recorded as income when payments are received under the cash availability formula. The total deferred interest is $383.0 million (2002 — $326.4 million).

Any payments to be made on the Participating Debenture, Contingency Loan, Guarantee Advance, Cash Flow Loan, Guarantee Loan and the Interest Loan are subject to available cash flows as defined in the loan agreements. Payments towards principal outstanding on the Term Loan are due in two equal instalments after MLPLP has fully repaid an external bank loan. The Participating Debenture, Term Loan, Contingency Loan and Interest Loan mature in 2014. The remaining balance outstanding on the Participating Debenture and Interest Loan on October 31, 2014 shall bear interest at a rate equal to the Government’s short-term cost of borrowing, which at March 31, 2003 is 3.24 per cent (2002 — 2.5 per cent), until paid in full.

Due to the uncertainty of cash flows from MLPLP, the Government’s Participating Debenture is shown net of a loss provision of $60.0 million (2002 — $60.0 million).

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 5 — Accounts Payable and Accrued Liabilities

	(thousands of dollars)
	2003	2002
Transfers
Federal government	$94,032	$101,942
Other	223,417	218,240
Accrued salaries and benefits	289,979	275,366
Supplier payments	213,318	201,440
Accrued interest	166,715	165,456
Other	284,001	75,291
Total Accounts Payable and Accrued Liabilities	$1,271,462	$1,037,735

Schedule 6 — Other Liabilities

	(thousands of dollars)
	2003	2002
Funds held on behalf of government business enterprises and others
Liquor and Gaming Authority	$17,932	$32,348
Court of Queen's Bench	10,486	8,335
Teachers' Superannuation Commission	4,259	3,876
Public Employees' Pension Plan	3,043	6,279
Millenium Scholarship Trust Fund	--	9,781
Other	26,087	22,141
	61,807	82,760
Capital lease obligations (note 13)	61,637	47,790
Other	26,455	16,289
Total Other Liabilities	$149,899	$146,839

Government of SaskatchewanSchedules
to the Summary Financial Statements

Schedule 7 — Public Debt

			(thousands of dollars)
	2003			2002
	Gross Public Debt	Sinking Funds [3]	Public Debt	Public Debt (Restated)
Government Service Organizations
General Revenue Fund	$8,512,375	$(690,949)	$7,821,426	$7,561,899
Saskatchewan Opportunities Corporation	145,800	(3,826)	141,974	162,403
Regional Health Authorities	118,151	--	118,151	123,241
Saskatchewan Housing Corporation	116,293	(2,286)	114,007	155,389
Saskatchewan Crop Insurance Corporation	113,000	--	113,000	--
Information Services Corporation of Saskatchewan	64,606	--	64,606	54,336
Saskatchewan Water Corporation	53,266	(3,771)	49,495	38,948
Education Infrastructure Financing Corporation	38,224	--	38,224	--
Agricultural Credit Corporation of Saskatchewan	23,617	--	23,617	39,351
Crown Investments Corporation of Saskatchewan
(non-consolidated)	20,919	(5,443)	15,476	20,010
Other	6,276	(679)	5,597	12,113
Debt of Government Service Organizations	9,212,527	(706,954)	8,505,573	8,167,690
Government Business Enterprises
Saskatchewan Power Corporation	1,985,331	(120,976)	1,864,355	1,888,300
SaskEnergy Incorporated	812,204	(20,408)	791,796	841,763
Saskatchewan Telecommunications Holding Corporation	462,880	(34,452)	428,428	436,929
Saskatchewan Gaming Corporation	33,398	--	33,398	35,387
Municipal Financing Corporation of Saskatchewan	15,075	--	15,075	33,865
	3,308,888	(175,836)	3,133,052	3,236,244
Net change to March 31	75,370	(3,379)	71,991	25,224
Debt of Government Business Enterprises [2]	3,384,258	(179,215)	3,205,043	3,261,468
Total Public Debt [4]	$12,596,785	$(886,169)	$11,710,616	$11,429,158

Debt repayable in foreign currency has been restated in Canadian dollar equivalents.

1General Revenue Fund debt is shown net of $3,077.9 million (2002 — $3,149.3 million) reimbursable from government business enterprises and $548.9 million (2002 — $458.9 million) reimbursable from government service organizations.
2The debt of government business enterprises is as presented in their audited financial statements closest to March 31, 2003, as disclosed on schedule 3. The balance is adjusted for the net change to March 31, 2003.
3See schedule 8 for information on sinking funds.
4See schedule 9 for information on public debt by maturity.

Government of Saskatchewan
Schedules to the Summary Financial Statements
Schedule 8 — Sinking Funds

					(thousands of dollars)
	2002	2003
	Sinking Funds	Contributions	Earnings	Redemptions	Currency Adjustment	Sinking Funds
Government Service Organizations
General Revenue Fund	$604,004	$57,466	$50,827	$--	$(21,348)		$690,949
Crown Investments Corporation of Saskatchewan
(non-consolidated)	155,017	--	8,486	(158,060)	--		5,443
Saskatchewan Water Corporation	3,294	302	175	--	--		3,771
Saskatchewan Opportunities Corporation	2,798	850	178	--	--		3,826
Saskatchewan Housing Corporation	1,603	585	98	--	--		2,286
Saskatchewan Property Management Corporation	--	674	5	--	--		679
Sinking Funds of Government Service Organizations	766,716	59,877	59,769	(158,060)	(21,348)		706,954
Government Business Enterprises
Saskatchewan Power Corporation	97,634	15,014	8,605	--	(277)		120,976
Saskatchewan Telecommunications Holding
Corporation	28,721	3,209	2,736	--	(214)		34,452
SaskEnergy Incorporated	15,431	4,040	937	--	--		20,408
	141,786	22,263	12,278	--	(491)		175,836
Net Change to March 31	8,415	(215)	2,622	--	(7,443)	3,379
Sinking Funds of Government Business Enterprises	150,201	22,048	14,900	--	(7,934)		179,215
Total Sinking Funds	$916,917	$81,925	$74,669	$(158,060)	$(29,282)		$886,169

The market value of sinking funds, at March 31, 2003, is $934.9 million (2002 — $912.3 million).
Sinking fund earnings include gains on investment sales of $22.3 million (2002 — $4.4 million).
Annual contributions, when established by Order in Council, are set at not less than 1 per cent of debentures outstanding. The redemption value is based on the market value of the sinking fund units at the date of redemption.
The aggregate amount of contributions estimated to be required in each of the next five fiscal years to meet sinking fund requirements are:

		(thousands of dollars)
	Government Service Organizations	Government Business Enterprises	Total
2003-04	$62,481	$23,154	$85,635
2004-05	59,776	22,420	82,196
2005-06	50,649	22,420	73,069
2006-07	48,399	21,670	70,069
2007-08	46,399	21,670	68,069
	$267,704	$111,334	$379,038

Sinking fund assets have been invested as follows:

	(thousands of dollars)
	2003	2002
Long-term Investments
Other provincial governments' securities; coupon interest range 4.6% to 10.5%; maturing in 2.2 to 36.3 years	$344,190	$275,749
Government of Saskatchewan securities; coupon interest range 5.3% to 10.3%; maturing in 1.3 to 28.4 years	280,970	312,711
Government of Canada securities; coupon interest range 4.4% to 8.0%; maturing in 5.0 to 26.2 years	110,008	226,235
Government of the United States securities; coupon interest range 3.9% to 6.3%; maturing in 9.9 to 27.9 years	44,664	47,628
Cash, short-term investments and accrued interest	106,337	54,594
Total Sinking Funds	$886,169	$916,917

Short-term investments include $16.0 million (2002 — $0 million) in Government of Saskatchewan securities.

Cash, short-term investments and accrued interest are disclosed net of $1.8 million (2002 — $2.0 million) in liabilities.

Included in total sinking funds are U.S. dollar cash, investments and accrued interest converted to $371.0 million Canadian (2002 — $337.6 million) at the exchange rate in effect at March 31, 2003 of 1.4693 (2002 — 1.5935).

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 9 — Public Debt by Maturity

					(thousands of dollars)
	2003				2002
Year of Maturity	Canadian Dollar Debt	U.S. Dollar Debt (CDN $)	Total (CDN $)	Average Coupon Rate	Total (CDN$) (Restated)	Average Coupon Rate (Restated)
Government Service Organizations
Short-term promissory notes	$315,793	$--	$315,793	2.87%	$232,400	2.26%
2002-03	--	--	--	--	412,801	9.64%
2003-04	398,541	--	398,541	7.15%	370,998	7.42%
2004-05	1,116,547	--	1,116,547	8.52%	1,120,811	8.51%
2005-06	764,384	--	764,384	6.21%	768,842	6.20%
2006-07	1,127,744	--	1,127,744	5.85%	1,130,294	5.85%
2007-08	466,003	--	466,003	5.06%	--

1-5 years	4,189,012	--	4,189,012		4,036,146
6-10 years	2,543,038	293,860	2,836,898	7.24%	2,049,891	6.90%
11-15 years	634,204	330,593	964,797	9.06%	1,666,362	8.66%
16-20 years	144,100	587,720	731,820	8.55%	582,657	8.79%
21-25 years	--	--	--	--	159,350	8.50%
26-30 years	440,000	--	440,000	6.03%	440,000	6.03%
Thereafter	50,000	--	50,000	5.70%	--

	8,000,354	1,212,173	9,212,527		8,934,406
Sinking funds	(440,363)	(266,591)	(706,954)		(766,716)

Debt of Government Service
Organizations	7,559,991	945,582	8,505,573		8,167,690

Government Business Enterprises
Short-term promissory notes	81,707	--	81,707	2.87%	169,600	2.26%
2002-03	--	--	--	--	19,783	13.01%
2003-04	156,420	11,755	168,175	9.39%	169,736	9.40%
2004-05	209,819	--	209,819	11.40%	207,965	11.49%
2005-06	252,836	--	252,836	8.67%	191,975	9.85%
2006-07	129,570	--	129,570	9.52%	128,691	9.55%
2007-08	266,455	182,193	448,648	7.76%	--

1-5 years	1,096,807	193,948	1,290,755		887,750
6-10 years	410,686	--	410,686	7.37%	816,415	7.72%
11-15 years	29,373	110,198	139,571	7.37%	149,323	7.36%
16-20 years	300,034	587,720	887,754	8.99%	618,517	9.23%
21-25 years	190,676	--	190,676	8.66%	514,848	8.55%
26-30 years	460,000	--	460,000	6.26%	420,000	6.15%
Thereafter	4,816	--	4,816	13.50%	4,816	13.50%

	2,492,392	891,866	3,384,258		3,411,669
Sinking funds	(74,838)	(104,377)	(179,215)		(150,201)

Debt of Government Business
Enterprises	2,417,554	787,489	3,205,043		3,261,468
Total Public Debt	$9,977,545	$1,733,071	$11,710,616		$11,429,158

See page 71 for additional information.

The average effective interest rate paid on total public debt during 2002-03 was 7.23 per cent (2001-02 — 7.96 per cent) and includes the impact of foreign exchange and the amortization of any premiums or discounts associated with the debentures. The average term to maturity of total public debt outstanding at March 31, 2003 is 8.4 years (2002 — 9.2 years).

Total public debt includes Canada Pension Plan debentures of $1,150.7 million (2002 — $1,219.6 million). These debentures are callable in whole or in part before maturity, on 30 days prior notice, at the option of the Minister of Finance of Saskatchewan.

Total public debt includes debentures of $390.0 million (2002 — $390.0 million) that provide the holder with a choice of dates on which the debt matures. The year of maturity reflects the earliest possible date of maturity rather than the maximum term to maturity.

Sensitivity of Debt Charges

U.S. dollar debentures have been converted to Canadian dollars at the exchange rate in effect at March 31, 2003 of 1.4693 (2002 — 1.5935). A one cent change in the value of the U.S. dollar compared to the Canadian dollar from the March 31, 2003 level would change debt charges by $2.8 million in 2003-04.

Debt of government service organizations includes floating rate debt of $1,445.1 million (2002 — $1,632.6 million). Floating rate debt is defined as the sum of floating rate debentures, short-term promissory notes, fixed rate debt maturing within one year and Saskatchewan Savings Bonds. A one percentage point increase in interest rates would result in an increase in debt charges of $14.5 million in 2003-04.

Derivative Financial Instruments

Cross Currency Swaps

Included in total public debt are the following foreign-denominated debt issues that have been hedged to Canadian dollars using cross currency swaps:

  debentures totalling 12.5 billion yen (2002 — 22.5 billion) fully hedged to $161.8 million Canadian (2002 — $259.2 million);
  debentures totalling $862.0 million U.S. (2002 — $862.0 million) fully hedged to $1,192.4 million Canadian (2002 - $1,192.4 million);
  debentures totalling 0 million euros (2002 — 102.3 million) fully hedged to $0 million Canadian (2002 — $154.1 million); and

In total, the Government has cross currency swaps on a notional value of debt of $1,516.1 million (2002 — $2,089.8 million).

The Government also has future interest obligations totalling $8.0 million U.S. (2002 — $12.5 million) hedged to $10.7 million Canadian (2002 — $17.6 million).

Interest Rate Swaps and Forward Rate Agreements

The Government has interest rate swaps on a notional value of debt of $843.1 million (2002 — $1,197.2 million) and forward rate agreements on a notional value of debt of $125.0 million (2002 — $125.0 million).

Foreign Currency Forward Exchange Contracts

The Government has forward purchase commitments to acquire, during 2003-04, $43.9 million U.S. (2002-03 — $3.0 million) at a cost of $66.6 million Canadian (2002-03 — $4.8 million).

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 10 — Guaranteed Debt

	(thousands of dollars)
	2003	2002
The Industry and Commerce Development Act
Saskferco Products Inc.	$66,440	$115,171
The NewGrade Energy Inc. Act
NewGrade Energy Inc.	59,045	78,093
The Crown Corporations Act, 1993
Meadow Lake Pulp Limited Partnership	70,000	78,000
NewGrade Energy Inc.	45,100	59,654
The Power Corporation Act
Luscar Ltd.	21,785	23,465
National Trust Company	7,837	10,003
The Farm Financial Stability Act
Breeder associations	16,831	16,224
Feeder associations	10,431	11,839
Other	22,442	8,602
Total Guaranteed Debt	$319,911	$401,051

Total guaranteed debt is net of a loss provision of $1.8 million (2002 — $1.8 million).
In addition to the amount shown, there is a contingent liability for interest accrued on these items.
See page 73 for additional information.

Saskferco Products Inc. (Saskferco)

The Government has guaranteed certain medium-term notes issued by Saskferco. This guarantee pertains to debt denominated in U.S. dollars. Thus, the amount of the guarantee is influenced by changes in the value of the U.S. dollar relative to the Canadian dollar. The amount recorded is net of $123.1 million (2002 — $120.7 million) for Saskferco’s equity in a sinking fund.

NewGrade Energy Inc. (NewGrade)

The Government has guaranteed certain long-term debt of NewGrade to a maximum of $360 million. A significant portion of this guarantee relates to U.S. denominated debt. Thus, the amount of the guarantee is influenced by changes in the value of the U.S. dollar relative to the Canadian dollar.

The Government has also indemnified the Government of Canada for its guarantee of NewGrade’s long-term debt, to a maximum of $275 million.

Meadow Lake Pulp Limited Partnership (MLPLP)

The Government has guaranteed certain debentures issued by MLPLP to a maximum of $80 million. The debentures are due in 2006.

Luscar Ltd.

The Government has guaranteed a $45 million promissory note issued by Luscar Ltd. The amount recorded is net of $23.2 million (2002 — $21.5 million) for Luscar Ltd’s equity in a sinking fund administered by the Minister of Finance. Luscar Ltd. repaid its promissory note in May 2003, extinguishing the guarantee.

National Trust Company

The Government is contingently liable for payments on certain leased mining equipment, which was assumed by the purchaser of a mining operation. The lease expires in 2004.

Breeder and Feeder Associations

The Government provides guarantees to lenders who make loans to production associations. The Government guarantees repayment of 25 per cent of the outstanding loan balance at the time of a first default on any advance, plus accrued interest as of the time that payment is to be made on the guarantee. Guarantees for each cattle or bison association are limited to $5 million under both the breeder and feeder options. Guarantees for each sheep association are limited to $4 million under both the breeder and feeder options.

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 11 — Revenue

	(thousands of dollars)
	2003	2002
Taxation
Individual income	$1,429,757	$1,196,410
Sales	813,932	770,984
Corporation capital	379,093	363,204
Fuel	331,512	353,765
Corporation income	178,267	145,338
Tobacco	158,472	120,049
Other	78,208	73,578
Total Taxation	3,369,241	3,023,328
Non-renewable Resources
Oil	862,318	555,337
Potash	175,061	179,658
Natural gas	152,728	129,067
Other	53,542	38,982
Total Non-renewable Resources	1,243,649	903,044
Other Own-source Revenue
Fees, permits and licences	516,673	542,858
Insurance	102,269	82,682
Interest and dividends	92,980	91,966
Earnings from equity investments	16,384	9,043
Gain on sale of other investments	3,418	111,517
Other	264,613	232,081
Total Other Own-source Revenue	996,337	1,070,147
Total Own-source Revenue	5,609,227	4,996,519
Transfers from the Federal Government
Canada Health and Social Transfer	668,211	608,908
Crop insurance contributions	536,619	79,208
Housing subsidy	46,535	52,854
Equalization	(9,215)	492,017
Other	171,704	284,893
Total Transfers from the Federal Government	1,413,854	1,517,880
Total Revenue	$7,023,081	$6,514,399

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 12 — Gains and Losses on Other Investments

	(thousands of dollars)
	2003	2002
Gain on Sale of Other Investments
Cameco Corporation	$--	$111,517
Great Western Brewing Company Limited	3,337	--
Other	81	--
Gain on Sale of Other Investments	3,418	111,517
Earnings (Losses) from Equity Investments
NewGrade Energy Inc.	16,792	19,735
Saskferco Products Inc.	6,751	3,225
Foragen Technologies Limited Partnership	(654)	(725)
Centennial Foods Partnership	(1,365)	(337)
Meadow Lake Pulp Limited Partnership	(2,325)	(15,009)
Other	(2,815)	2,154
Net Earnings from Equity Investments	16,384	9,043
Provision for Loss	(9,077)	(6,164)
Net Gain on Other Investments	$10,725	$114,396

Schedule 13 — Net Change in Non-cash Operating Activities

	(thousands of dollars)
	2003	2002
Decrease (increase) in prepaid expenditures	$5,663	$(3,741)
Increase in accounts receivable	(137,494)	(47,166)
Decrease in inventories held for resale	3,261	53
(Increase) decrease in deferred charges	(3,626)	7,419
Increase (decrease) in accounts payable and accrued liabilities	233,727	(71,159)
(Decrease) increase in unearned revenue	(10,073)	17,297
Net Change in Non-cash Operating Activities	$91,458	$(97,297)

Schedule 14 – Reporting Entity

Government Service Organizations(Consolidated)
Agricultural Credit Corporation of Saskatchewan	Saskatchewan Archives Board
Agricultural Implements Board	Saskatchewan Arts Board
Agri-Food Equity Fund[2]	Saskatchewan Cancer Foundation
Agri-Food Innovation Fund	Saskatchewan Centre of the Arts Fund
Board of Governors, Uranium City Hospital	Saskatchewan Communications Network Corporation
Cattle Marketing Deductions Fund	Saskatchewan Correspondence School Revolving Fund
CIC Industrial Interests Inc.5c	Saskatchewan Crop Insurance Corporation
Commercial Revolving Fund	Saskatchewan Development Fund Corporation5c
Community Initiatives Fund	Saskatchewan Grain Car Corporation5b
Correctional Facilities Industries Revolving Fund	Saskatchewan Health Information Network
Crop Reinsurance Fund of Saskatchewan	Saskatchewan Health Research Foundation[1]
Crown Investments Corporation of Saskatchewan	Saskatchewan Heritage Foundation
(non-consolidated)5c	Saskatchewan Housing Corporation5c
Education Infrastructure Financing Corporation[1]	Saskatchewan Institute of Applied Science and Technology5a
Extended Health Care Plan5c	Saskatchewan Legal Aid Commission
Extended Health Care Plan for Certain Other Employees5c	Saskatchewan Lotteries Trust Fund For Sport, Culture and
Fiscal Stabilization Fund	Recreation
Fish and Wildlife Development Fund	Saskatchewan Opportunities Corporation5c
Forest Fire Contingency Fund	Saskatchewan Property Management Corporation
General Revenue Fund	Saskatchewan Research Council
Government House Foundation	Saskatchewan Student Aid Fund
Health Quality Council[1]	Saskatchewan Transportation Company5c
Health Services Utilization and Research Commission[2]	Saskatchewan Water Corporation5c
Highways Revolving Fund	Saskatchewan Watershed Authority[3]
Horned Cattle Fund	Saskatchewan Western Development Museum
Information Services Corporation of Saskatchewan5c	Sask911 Account
Law Reform Commission of Saskatchewan	St. Louis Alcoholism Rehabilitation Centre
Learning Resources Distribution Centre Revolving Fund	Training Completions Fund
Livestock Services Revolving Fund	Transportation Partnerships Fund
Milk Control Board5c	Victims' Fund
Northern Revenue Sharing Trust Account5c	Water Appeal Board
Oil and Gas Environmental Fund
Operator Certification Board	Government Business Enterprises (Modified Equity)
Pastures Revolving Fund	Liquor and Gaming Authority
Prairie Agricultural Machinery Institute	Municipal Financing Corporation of Saskatchewan
Public Employees Benefits Agency Revolving Fund	Saskatchewan Auto Fund
Public Employees Dental Fund5c	Saskatchewan Gaming Corporation
Public Employees Disability Income Fund5c	Saskatchewan Government Growth Fund Management
Public Employees Group Life Insurance Fund5c	Corporation
Queen's Printer Revolving Fund	Saskatchewan Government Insurance
Regional Colleges5a	Saskatchewan Power Corporation
Regional Health Authorities[4]	Saskatchewan Telecommunications Holding Corporation
Resource Protection and Development Revolving Fund	SaskEnergy Incorporated
Saskatchewan Agricultural Stabilization Fund	Workers' Compensation Board (Saskatchewan)
Saskatchewan Apprenticeship and Trade Certification Commission5a

1 Organization established during 2002-03.
2Organization wound up during 2002-03.
3 Name changed from Saskatchewan Wetland Conservation Corporation during 2002-03.
4 During 2002-03, the Government reorganized its 32 District Health Boards into 12 Regional Health Authorities.
5 The year-ends of certain government service organizations differ from March 31, 2003: a June 2002; b July 2002; and c December 2002.

General Revenue Fund — Details of Debentures

(unaudited)

General Revenue Fund
Public Issue Debentures

As at March 31, 2003

Date of Issue	Date of Maturity	Interest Rate %	Interest Payments	Currency	Purpose of Issue	Amount Outstanding	Total Issue Outstanding	Equity of Applicable Sinking Fund	Sinking Fund Contribution 2002-03
July 20/93	July 15/03	6.625	Semiannual	U.S	GRF	191,850,000		27,780,445	2,289,000
					SaskPower	50,000,000*	241,850,000	6,866,422*	763,000**
(The General Revenue Fund $150,000,000 U.S. share of this debenture issue has been swapped into Canadian dollars with an effective interest rate of 8.32%; Non-callable; Payable in New York)

July 15/98	July 15/03	5.00	Annual	Can.	GRF	71,947,700	71,947,700	--	--
(Savings bond; Redeemable annually at the option of the holder or any time on the death of the holder; The Province reserves the right to increase the interest rate after July 14, 1999; Payable at any
Saskatchewan branch of a chartered bank, trust company and the
Credit Union Central of Saskatchewan)

Aug. 31/93	Aug. 31/03	8.20	Semiannual	Can.	GRF	31,040,865	31,040,865	--	--
(The original 5.2% 2,500,000,000 Japanese Yen loan has been swapped into Canadian dollars with an effective interest rate of 8.2%; Non-callable; Payable in Tokyo)

March 1/01	March 1/04	5.00-6.80	Semiannual	Can.	GRF	50,000,000	50,000,000	1,030,546	500,000
(Canadian medium term note; If not redeemed by the holder on
March 1, 2004, this note matures on March 1, 2011; This note pays interest of 5% to March 1, 2004 and 6.8% thereafter; This book-based note is held in the Canadian Depository for Securities)

May 1/94	May 10/04	8.82	Semiannual	Can.	GRF	67,116,600	67,116,600	--	--
(The original 4.48% 5,000,000,000 Japanese Yen loan has been swapped into Canadian dollars with an effective interest rate of 8.82%; Non-callable; Payable in Tokyo)

June 22/99	June 17/04	5.50-5.75	Semiannual	Can.	SOCO	25,000,000	25,000,000	--	--
(Canadian medium term note; If not redeemed by the holder on
June 17, 2004, this note matures on June 17, 2019; This note pays interest of 5.50% to June 17, 2004 and 5.75% thereafter; This book-based note is held in the Canadian Depository for Securities)

July 15/99	July 15/04	5.00	Annual	Can.	GRF	140,861,200	140,861,200	--	--
(Savings bond; Redeemable annually at the option of the holder or any time on the death of the holder; The Province reserves the right to increase the interest rate after July 14, 2000; Payable at any
Saskatchewan branch of a chartered bank, trust company and the
Credit Union Central of Saskatchewan)

July 26/94	July 15/04	Var.	Semiannual	Can.	GRF	553,094,588	553,094,588	62,594,681	6,104,000
(The original 8% $400,000,000 U.S. debentures have been swapped into Canadian dollars: $200,000,000 at 9.83%, $127,587,285 at 4.98% and $72,412,715 at 4.982%; Payable in New York)

Aug. 16/94	Aug. 16/04	9.50	Semiannual	Can.	GRF	300,000,000	300,000,000	32,496,868	3,000,000
(Non-callable; Payable at any Canadian branch of the Royal Bank of Canada)

Dec. 30/86	Dec. 30/04	9.625	Semiannual	Can.	SaskPower	89,300,000
					SaskEnergy	10,700,000	100,000,000	--	--
(Non-callable; Payable at any Canadian branch of the Royal Bank of Canada)

Date of Issue	Date of Maturity	Interest Rate %	Interest Payments	Currency	Purpose of Issue	Amount Outstanding	Total Issue Outstanding	Equity of Applicable Sinking Fund	Sinking Fund Contribution 2002-03
Feb. 17/00	Jan. 25/05	6.10-6.25	Semiannual	Can.	SOCO	25,000,000	25,000,000	802,126	250,000
(Canadian medium term note; If not redeemed by the holder on
January 25, 2005, this note matures on January 25, 2030; This note pays interest at 6.10% to January 25, 2005 and 6.25% thereafter;
This
book-based note is held in the Canadian Depository for Securities)

Jan. 16/02	April 1/05	4.205	Semiannual	Can.	GRF	50,000,000	50,000,000	--	--
(The original floating rate debt pays interest at the three month bankers'
acceptance rate plus 0.09%. This has been swapped into a fixed rate obligation paying 4.205%; This book-based note is held in the
Canadian
Depository for Securities)
July 15/00	July 15/05	5.75	Annual	Can.	GRF	483,580,300	483,580,300	--	--
(Savings Bond; Redeemable annually at the option of the holder or any time on the death of the holder; The Province reserves the right to increase the interest rate after July 14, 2001; Payable at any
Saskatchewan branch of a chartered bank, trust company and the
Credit Union Central of Saskatchewan)

Dec. 19/95	Dec. 19/05	7.50	Semiannual	Can.	GRF	218,200,000
					SaskWater	6,800,000
					SaskEnergy	75,000,000	300,000,000	26,802,187	3,084,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

March 24/99	March 5/06	5.00-5.60	Semiannual	Can.	SaskTel	35,000,000
					SaskEnergy	25,000,000	60,000,000	--	--
(Canadian medium term note; If not redeemed by the holder on
March 5, 2006, this note matures on March 5, 2029; This note pays interest at 5% to March 5, 2006 and 5.6% thereafter; This book-based note is held in the Canadian Depository for Securities)

Oct. 27/00	June 1/06	6.00	Semiannual	Can.	GRF	240,000,000
					SOCO	10,000,000	250,000,000	--	--
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

July 15/01	July 15/06	4.25	Annual	Can.	GRF	47,926,400	47,926,400	--	--
(Savings Bond; Redeemable annually at the option of the holder or any
time on the death of the holder; The Province reserves the right to increase the interest rate after July 14, 2002; Payable at any
Saskatchewan branch of a chartered bank, trust company and the
Credit Union Central of Saskatchewan)

Aug. 23/96	Aug. 23/06	7.846	Semiannual	Can.	GRF	63,684,000	63,684,000	--	--
(The original 3.451% 5,000,000,000 Japanese Yen loan has been converted by forward contract to Canadian dollars resulting in an all-in-cost of 7.846%; Non-callable; Payable in Tokyo)

Nov. 1/01	Dec. 1/06	4.75	Semiannual	Can.	GRF	260,000,000
					SOCO	10,000,000
					ISC	30,000,000	300,000,000	--	--
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

General Revenue Fund
Public Issue Debentures

Date of Issue	Date of Maturity	Interest Rate %	Interest Payments	Currency	Purpose of Issue	Amount Outstanding	Total Issue Outstanding	Equity of Applicable Sinking Fund	Sinking Fund Contribution 2002-03
Jan. 25/00	Jan. 25/07	6.35	Semiannual	Can.	GRF	30,000,000	30,000,000	962,551	300,000
(Canadian medium term note; Extendible at the option of the holder to January 25, 2030; This book-based note is held in the Canadian Depository for Securities)

Jan. 25/00	Jan. 25/07	5.49-6.35	Semiannual	Can.	GRF	170,000,000	170,000,000	4,886,469	1,700,000
(Canadian medium term note; Extendible at the option of the holder to
January 25, 2030; The original note paid interest at 6.20% to January 25,
2007, and 6.35% thereafter; This has been swapped into an obligation paying 5.49% to January 25, 2007, and 6.35% thereafter; This book-
based note is held in the Canadian Depository for Securities)

March 9/00	March 9/07	6.25	Semiannual	Can.	GRF	250,000,000	250,000,000	--	--
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

May 15/97	May 15/07	6.65	Semiannual	Can.	SaskEnergy	30,000,000	30,000,000	1,791,617	300,000
(Canadian medium term note; Non-callable; This book-based note is held in the Canadian Depository for Securities)

July 15/02	July 15/07	3.25	Annual	Can.	GRF	52,516,500	52,516,500	--	--
(Savings Bond; Redeemable annually at the option of the holder or anytime on the death of the holder; The Province reserves the right to increase the interest rate after July 14, 2003; Payable at any
Saskatchewan Branch of a chartered bank, trust company and the
Credit Union Central of Saskatchewan)

Jan. 31/02	Sept. 6/07	5.00	Semiannual	Can.	GRF	400,000,000	400,000,000	--	--
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

March 2/83	March 1/08	9.00	Annual	Can.	SaskEnergy	50,000,000	50,000,000	--	--
(Non-callable; Payable in London and Toronto)

March 15/93	March 15/08	7.125	Semiannual	U.S.	SaskPower	194,000,000	194,000,000*	29,759,371*	2,880,124**
(Non-callable; Payable in New York)

Nov. 28/97	May 28/08	5.50	Semiannual	Can.	SOCO	20,000,000	20,000,000	1,194,411	200,000
(Canadian medium term note; Non-callable; This book-based note is held in the Canadian Depository for Securities)

Feb. 26/98	June 2/08	5.50	Semiannual	Can.	GRF	328,500,000
					SOCO	40,000,000
					SaskEnergy	25,000,000
					Sask Housing	6,500,000	400,000,000	18,289,423	4,000,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

Feb. 13/02	Feb. 13/09	5.05	Semiannual	Can.	Sask Housing	24,500,000
					SPMC	5,500,000	30,000,000	678,897	673,750
(Canadian medium term note; Extendible at the option of the holder to
February 13, 2032; This note pays interest at 5.05% to February 13, 2009 and 6.30% thereafter; This book-based note is held in the Canadian
Depository for Securities)

General Revenue Fund
Public Issue Debentures

Date of Issue	Date of Maturity	Interest Rate %	Interest Payments	Currency	Purpose of Issue	Amount Outstanding	Total Issue Outstanding	Equity of Applicable Sinking Fund	Sinking Fund Contribution 2002-03
Sept. 24/02	Sept. 24/09	4.75	Annual	Can.	GRF	195,500,000
					Sask Crop	50,000,000
					Sask Water	4,500,000	250,000,000	--	--
($150,000,000 of Euro medium term notes were issued on September 24,
 2002; This issue was reopened on December 11, 2002 and an additional
$100,000,000 of notes were sold; Non-callable; Payable in London)

Nov. 12/99	Nov. 12/09	6.50	Semiannual	Can.	GRF	250,000,00	250,000,000	8101528	2,500,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

Jan. 18/90	Jan. 18/10	10.00	Semiannual	Can.	GRF	300,000,000	300,000,000	66,753,611	3,000,000
(Non-callable; Payable at any Canadian branch of the Royal Bank of Canada)

Sept. 1/00	Sept. 1/10	6.15	Semiannual	Can.	GRF	380,000,000
					SaskTel	90,00,000
					SaskEnergy	80,000,000	550,000,000	11,649,984	5,500,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

Sept. 20/02	Dec. 3/12	5.25	Semiannual	Can.	GRF	290,000,000
					Saskenergy	50,000,000
					EIFC	10,000,000	350,000,000	--	--
($250,000,000 of debentures were issued on September 20, 2002; This issue was reopened January 29, 2003 and an additional $100,000,000 of debentures were sold; Non-callable; This book-based note is held in
the Canadian Depository for Securities)

Feb. 2/93	Feb. 1/13	8.00	Semiannual	U.S.	GRF (Can$)	292,060,000		19,599,878	6,080,400
					GRF	200,000,000*	492,060,000	46,509,379*	--
(Non-callable; $200,000,000 of the U.S. $400,000,000 debenture issue has been swapped to Canadian dollars with an effective interest rate of 7.25%; Payable in New York)

July 20/93	July 15/13	7.375	Semiannual	U.S.	GRF	225,000,000
					SaskPower	75,000,000	300,000,000*	41,1998,530*	4,679,753**
(Non-callable; Payable in New York)

March 14/91	April 10/14	10.25	Semiannual	Can.	GRF	583,916,000	583,916,000	104,992,436	5,839,160
(Non-callable; Payable at any Canadian branch of the Royal Bank of Canada)
Dec. 1/65	Dec. 1/15	5.125	Semiannual	Can.	GRF	1,122,950
					U. of S.	314,223	1,437,173	--	--
(Payable in blended semi-annual payments of principal and interest totalling $76,399.60; Payable in whole or in part any time prior to December 1, 2015, without penalty; Payable in Ottawa)

Sept. 17/96	Sept. 17/16	7.93	Semiannual	Can.	SaskWater	16,515,000	16,515,000	--	--
(Canadian medium term serial note; Payable in annual instalments; Non-callable; Payable in Regina)

Dec. 20/90	Dec. 15/20	9.375	Semiannual	U.S.	GRF	100,000,000
					SaskPower	100,000,000
					SaskTel	100,000,000	300,000,000*	41,683,816*	4,708,600**
(Non-callable; Payable in New York)

General Revenue Fund
Public
Issue Debentures

Date of Issue	Date of Maturity	Interest Rate %	Interest Payments	Currency	Purpose of Issue	Amount Outstanding	Total Issue Outstanding	Equity of Applicable Sinking Fund	Sinking Fund Contribution 2002-03
Feb. 26/91	Feb. 15/21	9.125	Semiannual	U.S.	GRF	200,000,000	200,000,000*	38,991,738*	3,106,236**
(Non-callable; Payable in New York)

Feb. 4/92	Feb. 4/22	9.60	Semiannual	Can.	SaskPower	240,000,000
					SaskWater	15,000,000	255,000,000	40,060,371	2,550,000
(Non-callable; Payable at any Canadian branch of the Royal Bank of Canada)

July 21/92	July 15/22	8.50	Semiannual	U.S.	GRF	100,000,000
					SaskPower	200,000,000	300,000,000*	47,469,954*	4,623,224**
(Non-callable; Payable in New York)

May 30/95	May 30/25	8.75	Semiannual	Can.	SaskPower	100,000,000
					SaskEnergy	75,000,000	175,000,000	16,110,065	1,750,000
(Non-callable; Payable at any Canadian branch of the Royal Bank of Canada)

Dec. 4/98	March 5/29	5.75	Semiannual	Can.	GRF	250,000,000
					SaskTel	75,000,000
					SaskEnergy	25,000,000	350,000,000	12,325,149	3,500,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

Dec. 10/01	Sept. 5/31	6.40	Semiannual	Can.	GRF	190,000,000
					SaskPower	300,000,00
					SaskEnergy	60,00,000	550,000,000	4,634,385	4,500,000
(Non-callable; This issue was reopened on January 15, 2003 and an additional $100,000,000 of debentures were sold; This book-based note is held in the Canadian Depository for Securities)

Sept. 16/02	Sept. 5/42	5.7	Semiannual	Can.	GRF	50,000,000	50,000,000	--	--
(Canadian medium term note; Non-callable; This book-based note is held in the Canadian Depository for Securities)

* Adjustment to reflect conversion of debentures and related sinking funds quoted in foreign currencies to Canadian dollars using the exchange rate in effect at March 31, 2003 (U.S. $1.4693)							724,599,200	118,488,492	--

Total							$10,786,145,526	$834,505,330	$78,381,247

** Sinking fund contributions to U.S. dollar sinking funds are made in U.S. dollars. Contributions for general government purposes are shown at the cost in Canadian dollars to purchase U.S. dollars equal to the contribution amount. Contributions for Crown corporation purposes are converted to Canadian dollars at the U.S./Canadian exchange rate at the date the contribution was made.

General Revenue Fund

Debentures Issued to the Minister of Finance of Canada

As at March 31, 2003

Date of Issue	Date of Maturity	Interest Rate %	Amount Outstanding
Canada Pension Plan Investment Fund*
April 1983 - March 1984	April 2003 - March 2004	11.60	109,328,000
April 1984 - March 1985	April 2004 - March 2005	13.37	104,274,000
April 1985 - March 1986	April 2005 - March 2006	11.48	112,507,000
April 1986 - March 1987	April 2006 - March 2007	9.61	133,709,000
April 1987 - March 1988	April 2007 - March 2008	9.61	88,333,000
April 1988 - March 1989	April 2008 - March 2009	10.08	93,932,000
April 1989 - March 1990	April 2009 - March 2010 **	9.90	101,867,000
April 1990 - March 1991	April 2010 - March 2011 **	10.85	90,318,000
April 1991 - March 1992	April 2011 - March 2012 **	9.92	90,664,000
April 1992 - March 1993	April 2012 - March 2013 **	9.37	62,705,000
April 1999 - March 2000	April 2019 - March 2020 **	6.34	46,335,000
April 2000 - March 2001	April 2020 - March 2021 **	6.54	75,553,000
April 2002 - March 2003	April 2022 - March 2023 **	5.89	41,182,000

			1,150,707,000
The Municipal Development Loan Fund
1965 - 1967	2005 - 2007	5.38	14,044

Agricultural Service Centres Loan Agreement
1984 - 1985	2004	12.5	5,873
Total			$1,150,726,917

*  Canada Pension Debentures have a 20 year maturity. These debentures are callable in whole or in part before maturity, on 30 days prior notice at the option of the Minister of Finance of Saskatchewan.
** Subject in part to annual sinking funds; equity in sinking funds at March 31, 2003, $51,664,328.

Glossary of Terms

Glossary of Terms

Accrual Accounting

The method used to prepare the financial statements included in Volume 1 of the Public Accounts. Accrual accounting recognizes financial transactions at the time they occur, regardless of whether any cash is received or paid.

Accumulated Deficit

The amount by which expenditures have exceeded revenues from the beginning of incorporation (1905). It is the sum of all annual deficits and surpluses plus any adjustments that were charged directly to the accumulated deficit.

Budget

The amount presented in the Estimates and authorized by the Legislative Assembly.

Consolidation

The method used to account for government service organizations in the Summary financial statements in which the accounts are adjusted to the basis of accounting described in note 1c of the Summary financial statements and then combined. Inter-organization balances and transactions are eliminated.

Debt

Terms used when describing debt include:

Guaranteed debt is the debt of others that the Government has agreed to repay if others default.

Sinking funds are funds set aside for the repayment of debt.

Debt(as reported in the General Revenue Fund financial statements)is the debt issued for general government purposes and Crown corporations, net of sinking funds.

Total debt (as reported in the General Revenue Fund financial statements) is the debt issued for general government purposes and Crown corporations, net of sinking funds, plus guaranteed debt.

Public debt (as reported in the Summary financial statements) is the debt of government service organizations, net of sinking funds.

Total public debt (as reported in the Summary financial statements) is the debt of government service organizations and government business enterprises, net of sinking funds.

Debt Reduction Account

The account, established pursuant to The Balanced Budget Act, to account for the accumulated surpluses of the General Revenue Fund commencing April 1, 1995.

Fiscal Stabilization Fund (FSF)

The fund established to stabilize the fiscal position of the Government and to facilitate long-term planning. Stabilization occurs through transfers between the FSF and the General Revenue Fund.

General Revenue Fund

The fund into which all revenues are paid, unless otherwise provided for by Legislation, and from which all expenditures are appropriated by the Legislative Assembly.

Government Business Enterprises

Self-sufficient government organizations that have the financial and operating authority to sell goods and services to individuals and organizations outside the reporting entity as their principal activity. Government business enterprises are recorded in the Summary financial statements using the modified equity method.

Government Business Partnerships

Investments by the Government where there is a contractual arrangement between the Government and one or more partners outside the reporting entity and where the partners share, on an equitable basis, the risks and benefits of the partnership. These partnerships are self-sufficient and have the financial and operating authority to sell goods and services to individuals and organizations outside the reporting entity as their principal activity. Government business partnerships are accounted for in the Summary financial statements using the modified equity method.

Government Service Organizations

Those organizations that are accountable to the Government and either owned or controlled by the Government, except those designated as government business enterprises. Government service organizations are consolidated in the Summary financial statements after adjustment to a basis consistent with the accounting policies described in note 1c of the Summary financial statements.

Modified Equity

The method by which government business enterprises and government business partnerships are accounted for in the Summary financial statements. The Government’s investment, which is originally recorded at cost, is adjusted annually to include the net earnings/losses and other net equity changes of the enterprise/partnership without adjustment to conform with the accounting policies described in note 1c of the Summary financial statements. Inter-organizational balances and transactions are disclosed but not eliminated.

Pension Liability

An actuarial estimate of discounted future payments to be made to retirees under government pension plans, net of plan assets.

Summary Financial Statements (SFS)

The statements prepared to account for the full nature and extent of the financial activities of the Government. The SFS reporting entity includes the financial activities of organizations which are accountable for the administration of their financial affairs and resources either to a Minister of the Government or directly to the Legislative Assembly and which are owned or controlled by the Government. Trusts administered by the Government are excluded from the reporting entity.